SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------

                                FORM 8-K/A No.2

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

 Date or Report (Date of earliest event reported): April 17, 1993

                        COEUR D'ALENE MINES CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Idaho                      1-8641             82-0109423
 ---------------------------      ------------       ---------------
(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)       Identification
                                                       Number)

     400 Coeur d'Alene Mines Bldg.
     505 Front Avenue
     Coeur d'Alene, Idaho                         83814
 ----------------------------------------      ----------
 (Address of principal executive offices)      (zip code)


      Registrant's telephone number, including area code: (208) 667-3511
                                                          --------------


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed on April 30, 1996, as set forth in the pages attached hereto:


           Item 7(a) - Financial Statements of Business Acquired

           Item 7(b) -   Pro Forma Financial Information

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                     COEUR D'ALENE MINES CORPORATION

Date: June 28, 1996                   By: /s/JAMES A. SABALA
                                         -------------------
                                         James A. Sabala
                                         Senior Vice President and
                                          Chief Financial Officer

     The current Report on Form 8-K of Coeur d'Alene Mines Corporation ("Coeur") dated April 17, 1996 and filed on April 30, 1996, reported the acquisition of shares of Gasgoyne Gold Mines N.L., an Australian gold company ("Gasgoyne"), representing 35% of Gasgoyne's outstanding shares. Pursuant to the offer, Coeur offered shares of its common stock plus A$96 in exchange for each 100 Gasgoyne shares. Item 7(a) of the report stated that the historical financial statements of Gasgoyne called for by Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro-forma financial information required under
Item 7(b) of Form 8-K and Article 11 of Regulations S-X would be filed not later than 60 days after the date on which the Form 8-K was required to be filed. The purpose of this amendment is to file such historical and pro forma financial information.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following lists the historical financial statements, set forth in Australian dollars, of Gasgoyne attached hereto:

                                                                       Page(s)
                                                                       -------
     Audited consolidated balance sheet as of June 30, 1995, and
        June 30, 1994, . . . . .. . . . . . . . . . . . . . . . .           5

     Audited consolidated statements of operations, and cash flow
        for the years ended June 30, 1995, and June 30, 1994. . .         6-7

     Notes to consolidated financial statements for year ended
        June 30, 1995 . . . . . . . . . . . . . . . . . . . . . .        8-30

     Audited consolidated balance sheet as of June 30, 1994, and
        June 30, 1993, . . . . .. . . . . . . . . . . . . . . . .          32

     Audited consolidated statements of operations, and cash flow
        for the years ended June 30, 1994, and June 30, 1993. . .       33-34

     Notes to consolidated financial statements for year ended
        June 30, 1994 . . . . . . . . . . . . . . . . . . . . . .       35-55

     Unaudited consolidated balance sheets as of March 31, 1996 .          56

     Unaudited consolidated statements of operations and cash
        flow for the nine months ended March 31, 1996, and
        March 31, 1995. . . . . . . . . . . . . . . . . . . . . .       57-58

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The following lists the unaudited pro forma financial information , set forth in U.S. dollars, attached hereto:
                                                                       Page(s)
                                                                       -------
     Unaudited pro forma consolidated financial statements . . .           59

     Pro forma consolidated balance sheet as of March 31, 1996 .        60-61

     Pro forma consolidated statement of operations for the
     three months ended March 31, 1996 . . . . . . . . . . . . .           62

     Pro forma consolidated statement of operations for the
     year ended December 31, 1995. . . . . . . . . . . . . . . .           63

     Notes to unaudited consolidated pro forma financial
     statements. . . . . . . . . . . . . . . . . . . . . . . . .        64-65

     (c)  EXHIBITS.

          None.

                     F I N A N C I A L  S T A T E M E N T S

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                        FOR THE YEAR ENDED 30 JUNE I995

B A L A N C E  S H E E T

AS AT 30 JUNE 1995

                                                  ECONOMIC ENTITY                     COMPANY

                                    Notes      1995            1994            1995            1994
                                                 $               $               $               $
CURRENT ASSETS
Cash                                        11,729,852       12,174,918       3,096,156       2,327,685
Receivables                          6         485,760          105,527         247,097         113,679
Investments                          7         894,298           93,792         894,298          93,792
Inventories                          8       3,837,518        1,789,217       3,837,518       1,789,217
Other                                9         710,450        1,605,567         692,390       1,604,853
                                            -----------------------------------------------------------

TOTAL CURRENT ASSETS                        17,657,878       15,769,021       8,767,459       5,929,226
                                            -----------------------------------------------------------

NON-CURRENT ASSETS
Receivables                          10     2,195,295                 -       2,195,295
Investments                          11        30,010                10       2,010,058       1,851,661
property, plant and equipment        12     3,374,626         3,011,607       3,181,556       2,993,806
Intangibles                          13       542,893           827,221          79,431         166,082
Other                                14    15,869,346        10,097,303      14,374,635       9,588,455
                                           ------------------------------------------------------------

TOTAL NON-CURRENT ASSETS                   22,012,170        13,936,141      21,840,975      14,600,004
                                           ------------------------------------------------------------

TOTAL ASSETS                               39,670,048        29,705,162      30,608,434      20,529,230
                                           ------------------------------------------------------------

CURRENT LIABILITIES
Creditors and borrowings             15     2,803,636         2,196,515       2,659,410       2,117,436
Provisions                           16     7,878,610         4,464,814       7,878,610       4,464,814
Other                                17       277,304           331,112         277,304         331,112
                                           ------------------------------------------------------------

TOTAL CURRENT LIABILITIES                  10,959,550         6,992,441      10,815,324       6,913,362
                                           ------------------------------------------------------------

NON-CURRENT LIABILITIES
Creditors and borrowings             18        67,651            68,626          67,651          68,626
Provisions                           19     1,787,135         2,084,463       2,079,150       2,471,500
Other                                20       134,255           584,572         134,255         584,572
                                           ------------------------------------------------------------

TOTAL NON-CURRENT LIABILITIES               1,989,041         2,737,661       2,281,056       3,124,698
                                           ------------------------------------------------------------

TOTAL LIABILITIES                          12,948,591         9,730,102      13,096,380      10,038,060
                                           ------------------------------------------------------------

NET ASSETS                                 26,721,457        19,975,060      17,512,054      10,491,170
                                           ============================================================

SHAREHOLDERS' EQUITY
Share capital                        21     4,997,035        4,082,059        4,997,035       4,082,059
Reserves                             22     2,620,449          303,500        2,620,449         303,500
Retained profits                           11,751,861        7,897,487        9,894,570       6,105,611
                                           ------------------------------------------------------------

Shareholders' equity attributable to
members of the chief entity                19,369,345       12,283,046       17,512,054      10,491,170

Outside equity interests in
controlled entity                    23     7,352,112        7,692,014                -               -
                                           ------------------------------------------------------------

TOTAL SHAREHOLDERS' EQUITY                 26,721,457       19,975,060       17,512,054      10,491,170
                                           ============================================================

The above balance sheet should be read in conjunction with the accompanying notes.

P R O F I T  A N D  L O S S  A C C O U N T

FOR THE YEAR ENDED 30 JUNE I995

                                                          ECONOMIC ENTITY                     COMPANY
                                            NOTES      1995            1994            1995            1994
                                                         $               $               $               $
Operating Revenue                            2      33,397,785       23,918,760     32,753,843      24,984,725
                                                    ----------------------------------------------------------

Operating profit before
income tax                                   3      13,405,097        8,067,211     13,451,530       9,390,102

Income tax attributable to
operating profit                             4       4,733,949        2,758,996      4,638,927       3,146,033
                                                    ----------------------------------------------------------

Operating profit after income tax                    8,671,148        5,308,215      8,812,603       6,244,069
Profit on extraordinary items                5               -        2,680,513              -               -
                                                    ----------------------------------------------------------

Operating Profit and Extraordinary
items after income tax                               8,671,148        7,988,728      8,812,603       6,244,069

Outside equity interests in operating
profit and extraordinary items after
income tax                                            (206,870)         (47,217)             -               -
                                                    ----------------------------------------------------------

Operating profit and extraordinary items
after income tax attributable to members
ofthe chief entity                                   8,878,018        8,035,945      8,812,603       6,244,069

Retained profits at the
beginning of the financial year                      7,897,487        3,035,784      6,105,611       3,035,784
                                                    ----------------------------------------------------------

Total available for appropriation                   16,775,505       11,071,729     14,918,214       9,279,853

Dividends provided for or paid               32      5,023,644        3,174,242      5,023,644       3,174,242
                                                    ----------------------------------------------------------

Retained profits at the end of the
financial year                                      11,751,861        7,897,487      9,894,570       6,105,611
                                                    ==========================================================

The above profit and loss account should be read in conjunction with the accompanying notes.

S T A T E M E N T  O F  C A S H  F L O W

FOR THE YEAR ENDED 30 JUNE 1995

                                                                     ECONOMIC ENTITY                     COMPANY
                                                  Notes            1995            1994            1995            1994
                                                                    $                $               $               $
CASH FLOWS FROM OPERATING
ACTIVITIES
Receipts from customers                                       32,802,014        23,144,108        32,803,221      23,144,108
Payments to suppliers and employees                           16,352,339)      (17,542,830)      (15,987,164)    (17,339,856)
Interest received                                                587,758           262,663           209,074          79,480
Interest and other costs of finance paid                         (11,115)          (25,156)          (11,115)        (25,156)
Income tax paid                                               (2,320,911)       (1,097,197)       (2,320,911)     (1,097,197)

Net cash provided by operating
activities                                         30(c)      14,705,407         4,741,588        14,693,105       4,761,379

CASH FLOWS FROM INVESTING
ACTIVITIES
Payment for mineral exploration and
development                                                   (9,995,746)       (1,821,644)       (9,003,242)     (1,389,958)
Payments for investments                                      (1,094,903)         (362,219)       (1,062,903)       (862,219)
Proceeds from sale of investments                                112,249         1,255,418            92,599       1,255,418
Payment for property, plant and
equipment                                                       (858,014)       (1,014,500)         (652,549)       (994,825)
Proceeds from sale of equipment                                   21,896            71,963            21,896          71,963
Loan to other entities                                        (2,195,295)                         (2,195,295)
Net cash used in investing activities                        (14,009,813)       (1,870,982)      (12,799,494)     (1,919,621)

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds from issue of shares                                     16,450           404,050            16,450         404,050
Payment of prospectus issue expenses                                   -          (765,208)                -               -
Repayment of borrowings                                          (31,294)       (1,024,168)          (31,294)     (1,024,168)
Dividends paid                                                (1,110,296)       (2,516,820)       (1,110,296)     (2,516,820)
Other - outside equity                                                 -        10,568,072

Net cash from financing activities                            (1,125,140)        6,665,926        (1,125,140)     (3,136,938)

Net increase (decrease ) in cash held                           (429,546)        9,536,532           768,471        (295,180)

Cash at beginning of the financial
year                                                          12,159,398         2,622,866         2,327,685       2,622,865

Cash at the end of the financial year              30(a)      11,729,852        12,159,398         3,096,156       2,327,685

The above statement of cash flows should be read in conjunction with the accompanying notes.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting policies adopted by the economic entity in the preparation of the financial statements is set out in this note. The financial statements adopted are prepared in accordance with applicable Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the Corporations Law, including the disclosure requirements of Schedule 5 of the Corporations Regulations. The accounting policies adopted are consistent with those of the previous year.

     (a)  HISTORICAL COST

          The financial statements have been prepared under the convention of historical cost accounting and do not take into account changing money values.

     (b)  PRINCIPLES OF CONSOLIDATION

          The consolidated accounts comprise the accounts of the company and its controlled entity, Pilbara Mines N. L. A controlled entity is any entity controlled by the company. Control exists where the company has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with the company to achieve its objectives.

          All inter-company balances and transactions between entities in the economic entity, including any unrealized profits or losses, have been eliminated on consolidation.

          Outside equity interests in the results and equity of the controlled entity are shown separately in the consolidated profit and loss account and balance sheet respectively.

     (c)  INTERESTS IN JOINT VENTURES

          1. The economic entity's interests in production joint ventures are brought to account by including the amount of:

               (i) the entity's interest in each of the individual assets employed in the joint ventures;

               (ii) the entity's share of liabilities incurred by the joint ventures, and

               (iii) the  entity's   interest  in  the  expenses  incurred  in
                     relation to the joint ventures.

          2. The entity's interests in exploration joint ventures are brought to account based on the actual expenditure incurred by the entity in contributing to the joint venture exploration programs.

     (d)  REVENUE RECOGNITION

          (i) Refined gold which is subject to forward sales contracts, is recognized as revenue at the appropriate forward sales price at the point at which the bullion has been refined and is available for delivery. Unrealized gains or losses relating to forward gold sales contracts outstanding at balance date are not reflected in the profit and loss account.

          (ii) Funds received on the sale of call options, other than in circumstances where the call option is related to forward selling arrangements, are recognized as revenue when received.

     (e)  INCOME TAX

          Tax effect accounting procedures are followed using the liability method of tax effect accounting, whereby the income tax expense for the year is matched with the accounting result after allowance for permanent differences.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

          Future income tax benefits are not brought to account unless realization of the asset is assured beyond reasonable doubt in respect to timing differences, and virtually certain in respect of tax losses.

          Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when the timing differences reverse.

     (f)  INVENTORIES

          (i) Ore stockpiles and gold in circuit are valued at the lower of cost and net realisable value. Cost comprises direct material, labor and transportation expenditure incurred in getting inventories to their existing location and condition, together with an appropriate portion of fixed and variable overhead expenditure based on weighted average costs incurred during the period in which such inventories were produced.

          (ii) Stores and consumable are valued at the lower of weighted average cost and net realisable value.

     (g)  EXPLORATION AND DEVELOPMENT EXPENDITURE

          Exploration, evaluation and development expenditure incurred is accumulated in respect of each identifiable area of interest. These costs are only carried forward to the extent that they are expected to be recouped through the successful development, exploration or sale of the area or where activities in the area have not yet
          reached  a  stage  which  permits   reasonable   assessment  of  the
          existence, or otherwise of economically recoverable reserves, and active and significant operations in relation to the area are continuing.

          Expenditure which no longer satisfies the above policy is written off against profits.

          When production commences, the accumulated costs for the relevant area of interest are amortized over the life of the area according to the rate of depletion of the economically recoverable reserves. Any costs of site restoration are provided for during the relevant production stages and included in the costs of that stage.

          A regular review is undertaken of each area of interest to determine the appropriateness of continuing to carry forward costs in relation to that area of interest.

     (h)  Restoration, Rehabilitation and Environmental Costs

          Restoration, rehabilitation and environmental expenditure to be incurred during the production phase of operations is accrued when the need for such expenditure is established and then written off immediately as part of the cost of production of the mine property concerned.

          There   is  no   provision   in  the   accounts   for   restoration,
          rehabilitation   and   environmental   expenditure  to  be  incurred
          subsequent to the cessation of production at a mine property.

     (i)  PROPERTY, PLANT AND EQUIPMENT

          (i) The cost of each item of buildings, machinery and equipment held at minesites is written off over its expected economic life. Each item's economic life has due regard both to its own physical life limitations and to present assessments of economically recoverable resources of the mine property at which the item is located, and to possible future variations in those assessments. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995


               The total net carrying values of mine buildings, machinery and equipment at each mine property are reviewed regularly and, to the extent to which these values exceed their recoverable amounts, that excess is fully provided against in the financial year in which this is determined.

          (ii) Other assets are depreciated over their expected useful lives on the straight line or reducing balance basis as appropriate.

     (j)  LEASES

          Leased assets, other than operating leases, where substantially all the risks and benefit incident to the ownership of the asset but not the legal ownership are transferred to the company are classified as finance leases. Finance leases are capitalized recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value. Leased assets are amortized over their estimated useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period. Lease payments under operating leases are charged as expenses in the periods in which they are incurred.

     (k)  INTANGIBLES

          Intangibles comprise expenses incurred in connection with the prospectus issued by the company and its controlled entity which are being amortized over a period of 5 years commencing from the date of the successful flotation of the shares.

     (1)  Employee Entitlements

          The amounts expected to be paid to employees for their pro-rata entitlement to annual and sick leave are accrued annually at current pay rates having regard to experience of employee departures and periods of service.

     (m)  Recoverable Amount of Non-current Assets

          The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

          Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revealed to its recoverable amount. Where net cash inflows are derived from a group of assets working together, the recoverable amount is determined on the basis of the relevant group of assets.

          The expected net cash flows included in determining recoverable amounts of non-current assets are not discounted to their present values.

     (n)  Segmental Information

          The economic entity operates predominantly in the mining industry in Western Australia.

     (o)  Cash

          For the purpose of the statement of cash flows, cash includes:

          (i) cash on hand and in at call deposits with banks or financial institutions, net of bank overdrafts; and

          (ii) investments in money market instruments with less than 14 days to maturity.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $
2    OPERATING REVENUE
     Gold sales                                  31,404,187    20,832,079     31,404,187    20,832,079
     Gold call option fee                                 -     1,000,000              -     1,000,000
     Sales of investments                           131,899     1,255,418        112,249     1,255,418
     Sales of plant and equipment                    21,896        71,963         21,896        71,963
     Interest received                              824,077       262,663        209,074        79,480
     Sales of tenements                                   -             -              -     1,250,000
     Other income                                 1.015,726       496,637      1,006,437       495,785
                                                 ------------------------------------------------------

                                                 33,397,785    23,918,760     32,753,843    24,984,725
                                                =======================================================


3    OPERATING PROFIT

     The operating profit before income tax has been determined after crediting and charging the following specific items:

     (a) Crediting as income

     Interest received from unrelated
     corporations                                   824,077       262,663        209,074        79,480
     Profit on share trading                              -       915,300              -       915,300
     Profit on disposal of plant
        and equipment                                     -         2,014              -         2,014

     (b) Crediting as abnormal

     Profit on sale of tenements                          -             -              -     1,172,838

     Gold call option fee                                 -     1,000,000              -     1,000,000
                                                 ------------------------------------------------------

                                                          -     1,000,000              -     2,172,838
                                                 ------------------------------------------------------

     Income tax at 33%                                    -       330,000              -       717,037
                                                 ------------------------------------------------------

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

     (c) Charging as expenses

     Amortisation
     - assets under finance leases                   31,636        28,909         31,636        28,909
     - prospectus issue expenses                    239,693       144,043         86,652        86,652
     - exploration and development expenses         633,106       439,281        633,106       439,281
     Depreciation
     - property, plant and equipment                468,368       396,268        440,758       394,394
     Exploration expenditure on areas
      written off                                   186,244             -        127,017
     Interest paid to unrelated corporations              -        12,513              -        12,513
     Lease finance charges                           11,115        12,643         11,115        12,643
     Loss on disposal of investments                 13,751             -         11,401
     Loss on disposal of plant and equipment            528             -            528
     Operating lease rentals                         76,881        44,564         58,843        44,564
     Provision for employee entitlements              5,557         3,089          5,557         3,089


4    INCOME TAX
     Operating profit before income tax          13,405,097     8,067,211     13,451,530     9,390,102
                                                 ------------------------------------------------------

     Income tax @ 33% (1994 - 33%)                4,423,682     2,662,180      4,439,005     3,098,734

     Permanent differences
     - Amortisation of prospectus expenses           79,099        47,534         28,595        28,595
     - Other                                          1,768        38,435         (1,935)       18,704
                                                 ------------------------------------------------------

                                                  4,504,549     2,748,149      4,465,665     3,146,033
     Effect on deferred income tax of change
      in tax rate from 33% to 36%                   148,928             -        173,262             -

     Future income tax benefits not recognized       80,472        10,847              -             -
                                                 ------------------------------------------------------

     Income tax attributable to operating
      profit                                      4,733,949     2,758,996      4,638,927     3,146,033
                                                 ======================================================

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

Provision for income tax                          5,031,277     2,260,444      5,031,277     2,260,444
Provision for deferred income tax                  (297,328)      498,552       (392,350)      885,589
                                                 ------------------------------------------------------

                                                  4,733,949     2,758,996      4,638,927     3,146,033
                                                 ======================================================

The future income tax benefit of $80,472, (1994 - $10,847) attributable to tax losses of the controlled entity has not been brought to account as realization of the benefit is not virtually certain. The benefit will only be obtained if:

(a) the controlled entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the loss to be realized;

(b) the controlled entity continues to comply with the conditions for deductibility imposed by tax legislation; and

(c) no changes in tax legislation adversely affect the controlled entity in realizing the benefit from the deductions for the loss.


5    EXTRAORDINARY ITEM

     Gain on reduction in ownership interest
     in controlled entity                                 -     2,680,513              -             -
                                                 ------------------------------------------------------

There is no tax attributable to this gain.


6    CURRENT ASSETS - RECEIVABLES

     Trade debtors                                  156,320        47,536        153,976        55,833
     Other debtors                                  329,440        57,991         93,121        57,846
                                                 ------------------------------------------------------
                                                    485,760       105,527        247,097       113,679
                                                 ======================================================

7    CURRENT ASSETS - INVESTMENTS

     Investment listed on a prescribed
     stock exchange at cost                         894,298        93,792        894,298        93,792
                                                 ======================================================


Market value                                      1,014,228       142,180      1,014,228       142,180
                                                 ======================================================

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

8    CURRENT ASSETS - INVENTORIES

     Ore stockpiles                               3,188,208     1,226,977      3,188,208     1,226,977
     Gold in circuit                                 52,120       161,493         52,120       161,493
     Stores and consumables                         597,190       400,747        597,190       400,747
                                                 ------------------------------------------------------

                                                  3,837,518     1,789,217      3,837,518     1,789,217
                                                 ======================================================

9    CURRENT ASSETS - OTHER

     Prepayments                                    209,115        74,092        191,055        73,378
     Gold on metal account                          501,335     1,531,475        501,335     1,531,475
                                                 ------------------------------------------------------

                                                    710,450     1,605,567        692,390     1,604,853
                                                 ======================================================


10   NON-CURRENT ASSETS - RECEIVABLES

     Unsecured loans                              2,195,295             -      2,195,295             -
                                                 ------------------------------------------------------


     These monies have been advanced in terms of agreements relating to the Awak Mas Gold Project in terms of which the company is required to contribute funds for feasibility studies. Repayment of these loans is contingent upon the Project proceeding and generating adequate positive cash flow.

11   NON-CURRENT ASSETS - INVESTMENTS

     Investments in unlisted companies at cost       30,010            10         20,010            10
     Investment in controlled entity at cost              -             -      1,990,048     1,851,651
                                                 ------------------------------------------------------

                                                     30,010            10      2,010,058     1,851,661
                                                 ======================================================


     The controlled entity is a listed company.

      Market value of traceable shares                    -             -        220,000       100,000
      Cost of escrowed shares                             -             -      1,750,000     1,750,000

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

12   NON-CURRENT ASSETS - PROPERTY
     PLANT AND EQUIPMENT

     Freehold land at cost                           95,789        44,160         95,789        44,160
                                                 ------------------------------------------------------

      Buildings at cost                             697,562       611,531        697,562       611,531
      Less: accumulated depreciation                195,606       133,507        195,606       133,507
                                                 ------------------------------------------------------

                                                    501,956       478,024        501,956       478,024
                                                 ------------------------------------------------------

     Plant and equipment, at cost                 4,229,069     3,535,095      4,003,929     3,515,420
     Less: accumulated depreciation               1,521,025     1,116,125      1,488,955     1,114,251
                                                 ------------------------------------------------------

                                                  2,708,044     2,418,970      2,514,974     2,401,169
                                                 ------------------------------------------------------

     Plant and equipment under lease                143,011       118,311        143,011       118,311
     Less: amortisation                              74,174        47,858         74,174        47,858
                                                 ------------------------------------------------------

                                                     68,837        70,453         68,837        70,453
                                                 ------------------------------------------------------

                                                  3,374,626     3,011,607      3,181,556     2,993,806
                                                 ======================================================

l3   NON-CURRENT ASSETS - INTANGIBLES

     Prospectus issue expense                     1,106,889     1,151,523        432,993       432,993
     Less: amortisation                             563,996       324,302        353,562       266,911
                                                 ------------------------------------------------------

                                                    542,893       827,221         79,431       166,082
                                                 ======================================================

14   NON-CURRENT ASSETS - OTHER

     Deferred mining costs (a)                    1,225,544     4,682,483      1,225,544     4,682,483

     Expenditure on mineral exploration
     evaluation and development (b)              14,643,802     5,414,820     13,149,091     4,905,972
                                                 ------------------------------------------------------

                                                 15,869,346    10,097,303     14,374,635     9,588,455
                                                 ======================================================


(a) Deferred mining costs represent costs of mining waste in excess of the estimated ratio of waste to ore over the mine life.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

(b) Expenditure on mineral exploration evaluation and development on areas of interest represents:

     in the exploration or evaluation phase       5,044,713     3,225,491      3,550,002     2,716,643
                                                 ------------------------------------------------------

     in which production has commenced           11,272,815     3,229,949     11,272,815     3,229,949
     Less: accumulated amortisation               1,673,726     1,040,620      1,673,726     1,040,620
                                                 ------------------------------------------------------

                                                  9,599,089     2,189,329      9,599,089     2,189,329
                                                 ------------------------------------------------------

                                                 14,643,802     5,414,820     13,149,091     4,905,972
                                                 ======================================================

     The carrying value of mineral exploration, evaluation and development expenditure is dependent upon the discovery and exploitation of commercially viable mineral deposits, the generation of sufficient future income therefrom or sale for at least carrying value.

15   CURRENT LIABILITIES - CREDITORS AND BORROWINGS

     Bank overdraft                                       -        15,520              -             -
     Trade creditors                              1,184,115     1,312,527      1,131,101     1,255,968
     Other creditors                              1,598,721       847,368      1,507,509       840,368
     Lease liabilities                               20,800        21,100         20,800        21,100
                                                 ------------------------------------------------------

                                                  2,803,636     2,196,515      2,659,410     2,117,436
                                                 ======================================================


16   CURRENT LIABILITIES - PROVISIONS

     Employee entitlements                           71,540        65,983         71,540        65,983
     Dividends                                    2,813,230     2,115,357      2,813,230     2,115,357
     Income tax                                   4,993,840     2,283,474      4,993,840     2,283,474
                                                 ------------------------------------------------------

                                                  7,878,610     4,464,814      7,878,610     4,464,814
                                                 ======================================================

17   CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    277,304       331,112        277,304       331,112
                                                 ======================================================

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

18   NON CURRENT LIABILITIES - CREDITORS
     AND BORROWINGS

     Lease Liabilities                               67,651        68,626         67,651        68,626
                                                 ======================================================

19   NON-CURRENT LIABILITIES - PROVISIONS

     Deferred income tax                          1,787,135     2,084,463      2,079,150     2,471,500
                                                 ======================================================

20   NON CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    134,255       584,572        134,255       584,572
                                                 ======================================================

21   SHARE CAPITAL

     Authorised

     100,000,000 shares of 20 cents each         20,000,000    20,000,000     20,000,000    20,000,000
                                                 ======================================================


     Issued and paid up

     46,867,173 ordinary shares of 20 cents
      each (1994 - 42,292,293)                    9,373,435     8,458,459      9,373,435     8,458,459
     Discount on shares                          (4,376,400)   (4,376,400)    (4,376,400)   (4,376,400)
                                                 ------------------------------------------------------

                                                  4,997,035     4,082,059      4,997,035     4,082,059
                                                 ======================================================

21.1  Movement in issued share capital

                                                   Number          $

         Opening balance                         42,292,293     8,458,459
         Allotted on conversion of options           35,000         7,000
         Allotted pursuant to the
         Dividend Reinvestment Plan
           final dividend 1994                    1,921,819       384,364
           interim dividend 1995                    815,907       163,181
        Bonus share issue                         1,802,154       360,431
                                                 -------------------------

                                                 46,867,173     9,373,435

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

21.2 At balance date the company had on issue the following unquoted options to subscribe for ordinary shares:

      1995              1994            Exercise Price         Expiry Date

      92,000           92,000              $1.45               28 June 1997
     121,000          121,000              $2.24               29 June 1997
     795,000          830,000              $0.47               30 June 1987
   2,530,000                -              $1.30               22 December 1997
     100,000                -              $1.47               28 April 1998
   3,638,000        1,043,000

21.2 At balance date the controlled entity had on issue to persons not being members of the economic entity, 36,510,146 (1994 - 30,420,146) options to subscribe for ordinary shares in the controlled entity at an exercise price of 20 cents per share, exercisable on or before 30 June 1998.


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $
22   RESERVES

     Share Premium at beginning of year             303,500        68,050        303,500        68,050
     On conversion of 35,000 (1994 -872,037)
     options at a premium of 27 cents per share       9,450       235,450          9,450       235,450

     On ordinary shares allotted pursuant to
     the dividend reinvestment plan:
     1,921,819 shares at a premium of 90
       cents per share                            1,729,637             -      1,729,637             -
     815,907 shares at a premium of $1.15
       per share                                    938,293             -        938,293             -
                                                 ------------------------------------------------------

                                                  2,980,880       303,500      2,980,880       303,500
     Utilised for issue of 1,802,154
      bonus shares                                 (360,431)            -       (360,431)            -
                                                 ------------------------------------------------------

                                                  2,620,449       303,500      2,620,449       303,500
                                                 ======================================================


23   OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITY

     Outside equity interest comprises:
     Share capital                                7,651,816     7,786,813              -             -
     Accumulated losses                            (299,704)      (94,799)             -             -
                                                 ------------------------------------------------------

                                                  7,352,112     7,692,014              -             -
                                                 ======================================================


The outside equity interests in the issued and paid-up capital of the controlled entity comprises 50,890,362 (1994 - 51,840,362) fully paid ordinary shares of 20 cents each issued at varying discounts.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

24   COMMITMENTS FOR EXPENDITURE

24.1 Exploration Tenement Leases

     In order to maintain current rights of tenure to exploration tenements, the company and economic entity is required to outlay lease rentals and to meet the minimum expenditure requirements of the Western Australia Mines Departments. These obligations are subject to renegotiation upon expiry of the exploration leases or when application for a mining licence is made. These obligations are not provided for in the accounts and are payable:

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

     Not later than one year                      1,777,553     1,556,452      1,285,451     1,022,390
     Later than one year, but not
      later than 2 years                          3,393,369     1,777,553      2,942,601     1,285,451
     Later than 2 years, but not
      later than 5 years                          6,129,641     5,018,537      5,304,116     3,856,353
                                                 -----------------------------------------------------

                                                 11,300,563     8,352,542      9,532,168     6,164,194
                                                 ======================================================


     The dynamic nature of tenement portfolio management is such that the actual expenditures will vary significantly from these "commitments",
     depending   upon  the  results  of  future   exploration   and   farm-out
     opportunities.

24.2 Joint Venture Commitments

     The company and economic entity have the following cumulative commitments in respect of exploration joint ventures to which they are farming in and are not provided for in the accounts:

     Not later than one year                        319,000       155,250        270,000       106,250
     Later than one year, but not
      later than 2 years                            503,859       101,250        465,000        52,250
     Later than 2 years, but not
      later than 5 years                            585,000        38,859        585,000             -
                                                 ------------------------------------------------------

                                                  1,407,859       256,500      1,320,000       158,500
                                                 ======================================================


     If a participant to a joint venture defaults and fails to contribute its share of joint venture obligations, then the joint venturers are jointly and severally liable to meet the obligations of the defaulting venturer. In this event the interest in the tenement held by the defaulting participant may be redistributed to the remaining joint venturers. In the event of a default, a commitment exists in respect of expenditure commitments due to be met by the company's defaulting joint venture partner.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $
24.3 Lease Commitments

     (a) Finance leases - plant and
         equipment
         due within 1 year                           20,800        30,267         20,800        30,267
         due within 1-2 years                        35,431        32,102         35,431        32,102
         due within 2-5 years                        49,168        44,549         49,168        44,549

         Minimum lease payments                     105,399       106,918        105,399       106,918
         Less: future finance charges                16,948        17,192         16,948        17,192

         Provided for in the accounts                88,451        89,726         88,451        89,726

     (b) Non-cancellable operating
         leases
         due within 1 year                          101,250             -        101,250
         due within 1-2 years                       253,125       101,250        253,125       101,250
         due within 2-5 year                        320,625       573,750        320,625       573,750

         Not provided for in the
         accounts                                   675,000       675,000        675,000       675,000


24.4 Forward Sales Contracts

     At balance date the company had outstanding gold par forward sales contracts for 130,695 (1994 - 144,346) ounces at an average price of $588 (1994 - $570) per ounce with monthly deliveries of 2,600 ounces per month to 20 February 2000.

24.5 GOLD CALL OPTION

     At balance date the company had outstanding a gold call option expiring 27 March 1998 to deliver 20,000 ounces at a price of $580 per ounce exercisable by the option holder.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

25   JOINT VENTURES

25.1 The economic entity has interests in the following unincorporated joint ventures:


     VENTURE                  PRINCIPAL ACTIVITIES                      PERCENTAGE
    INTEREST
      JOINT                                                        1995            1994
 ----------------------------------------------------------------------------------------
    Company

 Yilgarn Star Exploration      Gold Exploration                     50              50
 Yilgarn Star Production       Production from Yilgarn Star Mine    50              50
 Star Milling                  Operation of Burbidge Gold Plant     50              50
 Marvel Loch                   Gold Exploration                     50              50
 Boodarding                    Gold Exploration                     44.25           44.25
 McGowans Find                 Gold Exploration                     45*             45 *
 Toomey Hills                  Gold Exploration                     47.5            47.5*
 Dulcie                        Gold Exploration                     40 *            24.5 *
 Polar Bear                    Gold Exploration                     25              25
 Duke                          Gold Exploration                     24.5            24.5
 Wilga Well                    Gold Exploration                     90              90 *
 Sunrise Dam                   Gold Exploration                     80              80 *
 Sunrise Dam West              Gold Exploration                     80              80
 Norseman                      Gold Exploration                     49              100
 Wilga Well West               Gold Exploration                     80              80
 Olga Rocks                    Gold Exploration                     45 *            Nil
 Laverton South                Gold Exploration                     80 *            Nil

 Controlled Entity

 Whim Creek                    Base Metal Exploration               70              70*
 Mt Fraser                     Base Metal Exploration               51              51*

*    Earning interest in accordance with respective joint venture agreements.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


25.2   JOINT VENTURE ASSETS AND LIABILITIES

     The company's share of assets and liabilities in the above joint ventures has been included in the balance sheet of the company under the following classifications.


                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

    CURRENT ASSETS
    Cash                                            335,074       123,703        335,074       123,703
    Receivables                                      94,121        57,846         94,121        57,846
    Inventories                                   3,837,517     1,789,217      3,837,517     1,789,217
    Other                                            73,005        54,514         73,005        54,514
                                                 ------------------------------------------------------

    TOTAL CURRENT ASSETS                          4,339,717     2,025,280      4,339,717     2,025,280
                                                 ------------------------------------------------------

    NON-CURRENT ASSETS

    Property, plant and equipment                 2,747,934     2,714,217      2,747,934     2,714,217
    Other - Exploration evaluation
                 and development                 12,579,166     3,907,911     12,072,701     3,703,958
          - Deferred mining                       1,225,544     4,682,483      1,225,544     4,682,483
                                                 ------------------------------------------------------

    TOTAL NON-CURRENT ASSETS                     16,552,644    11,304,611     16,046,179    11,100,658
                                                 ------------------------------------------------------

    TOTAL ASSETS                                 20,892,361    13,329,891     20,385,896    13,125,938
                                                 ======================================================

    CURRENT LIABILITIES
    Creditors and borrowings                      2,411,073     1,992,234      2,411,073     1,992,234
    Provisions                                       65,503        55,686         65,503        55,686
                                                 ------------------------------------------------------

    TOTAL LIABILITIES                             2,476,576     2,047,920      2,476,576     2,047,920
                                                 ======================================================

25.3 Joint Venture Contributions

     The net contribution of joint venture activities to operating profit before income tax may be summarised as follows:


     Share of costs incurred by production
     joint ventures                              17,298,822    13,520,368     17,298,822    13,520,368
     Additional costs incurred by company           285,282       338,285        285,282       338,285
                                                 ------------------------------------------------------

                                                 17,584,104    13,858,653     17,584,104    13,858,653
     Revenue from sale of company share
     of gold produced and other income
     of joint ventures                           31,771,702    21,175,665     31,771,702    21,175,665
                                                 ------------------------------------------------------

     Net contribution                            14,187,598     7,317,012     14,187,598     7,317,012
                                                 ======================================================

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

25.4 Contingent Liability

     Participants in the Yllgarn Star Production Joint Venture, being the company, Orion Resources N.L. ("Orion") and Gemini Mining Pq Ltd ("Gemini") were recently served with a Writ issued by Boral out of the Supreme Court of Western Australia claiming damages for alleged breach of contract in the sum of $4,991,832.03, together with interest and costs.

     The company, Orion and Gemini ("Yilgarn Star Participants") intend to vigorously defend the action by Boral. Based upon advice received by the solicitors and Counsel engaged to review Boral's claims, it is the view of the Yilgarn Star Participants that Boral's claims have no foundation and that the Yilgarn Star Participants have no liability to Boral.

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

26   REMUNERATION OF THE DIRECTORS

     Amounts received, or due and receivable
     by directors of the company from the company
     and its controlled entity                                                   584,172       434,235

     Amounts received, or due and receivable
     by directors of each entity in the
     economic  entity from the company and
     its controlled entity                          593,768       434,235

     Directors remuneration includes  superannuation payments and is disclosed
     in  accordance   with  class  order  94/1529   "Disclosure  of  Directors
     Remuneration" issued by the Australian Securities Commission.

     Number of directors of the company whose remuneration was within the following bands:

           $      O     -     9,999                                                    -             1
           $  10,000    -    19,999                                                    2             1
           $  40,000    -    49,999                                                    1             -
           $  70,000    -    79,999                                                    -             1
           $  80,000    -    89,999                                                    1             1
           $  90,000    -    99,999                                                    1             -
           $ 120,000    -   129,999                                                    -             1
           $ 130,000    -   139,999                                                    -             1
           $ 150,000    -   159,999                                                    1             -
           $ 180,000    -   189,999                                                    1             -

27   AUDITORS' REMUNERATION

     Amounts received, or due and receivable by the auditors for:
     (a) Auditing the accounts of the
         company                                     17,850        22,250         14,350        15,250
     (b) Other services                               9,450        10,575          6,200         2,075

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


28   RELATED PARTY TRANSACTIONS

The directors of the company during the year were P G Crabb, R W Crabb, R J Dunn, B J Hurley, D J Porter, F R Madden and J S F Dunlop.

(a)  Directors' remuneration and superannuation is disclosed in note 26.

(b) Legal fees of $91,775 (1994 - $97,822) were paid by the economic entity and joint ventures in which it has an interest in the normal course of business to a firm in which R W Crabb is a partner.

(c) Consultancy fees totalling $244,486 (1994 - $309,635) were paid to P G Crabb, R J Dunn, B J Hurley, D J Porter, F R Madden and J S F Dunlop and their director related entities by the economic entity and joint ventures in which it has an interest for services relating to exploration activities, and is included in directors remuneration.

(d) Charges for drilling services totalling $24,990 were paid to a director related entity by the company and joint venturers of P G Crabb on normal terms and conditions.

(e) Aggregate amounts receivable from and payable to directors and their director related entities at the end of the financial year were $800 (1994 - $1,071) and $17,617 (1994 - $26,769) respectively.

(f) The company has entered into joint venture agreements with Gemini Mining Pty Ltd (formerly Bredelle Pty Ltd) a company in which R W Crabb and P G Crabb has an interest.

(g) Directors and their related entities acquired the following equity interests in companies in the economic entity during the year.

                                               NUMBER OF      NUMBER OF     NUMBER OF      NUMBER OF
                                                SHARES        OPTIONS        SHARES        OPTIONS
                                                 1995          1995           1994          1994
     Gasgoyne Gold Mines N.L.
     ordinary shares, on exercise of options         25,000             -        695,000
     issued pursuant to Employee Option
     Plan                                                 -     1,515,000              -             -

     Pilbara Mines N L
     issued pursuant to a prospectus                      -             -      4,145,818     1,947,909
     issued pursuant to the Directors,
     Consultants and Employees Share
     Option Plan                                          -     3,680,000              -             -


(h)  Directors and their related entities
     hold the following equity interests in
     companies in the economic entity at
     balance date

     Gasgoyne Gold Mines N.L.                    16,007,473     1,870,000     15,602,615       395,000

     Pilbara Mines NL                             4,705,818     6,010,909      4,145,818     1,947,909

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


29   CONTROLLED ENTITY

     The controlled entity and contributions to consolidated profit:

                                                                                                           CONTRIBUTION TO
                                                                                                           CONSOLIDATED
                                                                                                           OPERATING PROFIT &
                                                                                                           EXTRAORDINARY ITEMS
                                                                                                           AFTER INCOME TAX
                                                                                                           ATTRIBUTABLE TO
                                               COUNTRY OF           %                INVESTMENT            MEMBERS OF THE
                                              INCORPORATION       OWNED               AT COST              CHIEF ENTITY
                                                            1995        1994       1995      1994       1995        1994
                                                             $           $          $         $          $           $
Chief Entity:
Gasgoyne Gold Mines N.L.                       Australia                                              9,005,525    8,138,781

Controlled Entity:
Pilbara Mines N.L.                             Australia    38.1        36.8   1,990,048  1,851,651    (127,507)    (102,836)
                                                                    ---------------------------------------------------------

                                                                               1,990,048  1,851,651   8,878,018    8,035,945
                                                                    =========================================================


     Pilbara Mines N L is considered a controlled entity because the company has the capacity to dominate the decision making in relation to the financial and operating policies of the controlled entity so that the controlled entity operates with the company to achieve its objectives.

30   NOTES TO THE STATEMENT OF CASH FLOWS

     (a)  Reconciliation of Cash

     For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $
      Cash                                        1,410,478       305,839      1,405,599       305,839
      Deposits at call                           10,319,374    11,869,079      1,690,557     2,021,846
      Bank overdraft                                      -       (15,520)             -             -
                                                 ------------------------------------------------------

                                                 11,729,852    12,159,398      3,096,156     2,327,685
                                                 ======================================================

     Deposits at call includes $283,050 to secure a bank guarantee to the lessor of the company's office premises.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


     (b)  Non-cash Financing and Investing Activities

          (i) During the financial year the company paid dividends which were satisfied by the issue of fully franked bonus shares with an aggregate value of $3,215,475;

          (ii) During the financial year the company acquired plant and equipment by means of finance leases with an aggregate value of $38,700 (1994 - $12,188);

          (iii) During the financial year the controlled entity acquired tenements by means of issue of shares in controlled entity to outsiders totalling $50,000.

These acquisitions are not reflected on the statement of cash flows.

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

     (c)  Reconciliation of Net Cash
          provided by Operating
          Activities to Operating Profit
          After Income tax

Operating profit after income tax                 8,671,148     5,308,215      8,812,603     6,244,069
Depreciation                                        500,004       425,177        472,394       423,303
Amortisation                                        872,799       583,324        719,757       525,933
Loss/(Profit) on sale of investments                 13,751      (915,300)        11,401      (915,300)
Loss/(Profit) on sale of equipment                      528        (2,014)           528        (2,014)
Exploration costs written off                       186,244             -        127,017             -
Movements in
- - Provision for income tax                        2,710,366     1,163,247      2,710,366     1,163,247
- - Provision for deferred income tax                (297,328)      498,552       (392,350)      885,589
Profits on sale of tenements                              -             -              -    (1,172,838)
Change in assets and liabilities
(Increase)/Decrease in debtors                     (380,233)      138,268       (133,4l8)      130,116
(Increase) in inventories                        (2,048,301)     (884,987)    (2,048,301)     (884,987
(Increase) in prepaid expenses                     (135,023)      (25,061)      (117,677)      (24,347)
Decrease/(Increase) in gold on metals
accounts                                          1,030,140    (1,238,560)     1,030,140    (1,238,560)
Decrease/(Increase) in deferred mining costs      3,456,939    (1,543,930)     3,456,939    (1,543,930)
Increase in creditors                               622,941       315,793        542,274       252,234
Increase in provision for employee
entitlements                                          5,557         3,180          5,557         3,180
(Decrease)/Increase in deferred gold sales
and fees                                           (504,125)      915,684       (504,125)      915,684
                                                 ------------------------------------------------------

Net cash provided by operating
Activities                                       14,705,407     4,741,588     14,693,105     4,761,379
                                                 ======================================================

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY               COMPANY
                                                   1995          1994           1995          1994
                                                     $             $              $             $

31   EARNINGS PER SHARE

Basic earnings per share (cents per share)             20.2         13.00

Diluted earnings per share (cents per
share)                                                 19.5         13.00

(a) Weighted average number of ordinary
shares outstanding during the year
used in calculation of basic earnings
per share                                        44,000,666    42,010,011

(b) Classification of securities

Diluted earnings per share is calculated after classifying 3,517,000 (1994 - 922,000) options exercisable at below market price at balance date as potential ordinary shares.

121,000 options have not been considered dilutive as they are exercisable at above market price.

32   DIVIDENDS PAID AND PROPOSED

Interim ordinary dividend of 5 cents per share
paid (fully franked, 1994 - unfranked 100%)       2,210,414     1,059,627      2,210,414     1,059,627

Proposed final ordinary dividend of 6 cents per
share (fully franked, 1994 fully franked)         2,813,230     2,114,615      2,813,230     2,114,615
                                                 ------------------------------------------------------

                                                  5,023,644     3,174,242      5,023,644     3,174,242
                                                 ======================================================

33   EVENTS OCCURRING AFTER BALANCE DATE

Since 30 June 1995 the following significant events have occurred;

     (a) On 6 September 1995 the company dispatched the takeover offer documents to the controlled entity's share and option holders. The consideration being offered by the company for:

          (i) the acquisition of the controlled entity shares is the allotment and issue of one company share credited as fully paid for every 12 controlled entity shares; and

          (ii) the acquisition of the controlled entity options is the allotment and issue of one company share credited as fully paid for every 40 of controlled entity options.

The offer is subject to specified conditions as outlined in the company's offer documents which were dispatched to share and option holders on 6 September 1995.

As at 27 September 1995 the company and its associates were entitled to 64,492,614 (75.97%) of the controlled entity shares (of which 31,366,671 are held directly by the company) and 31,177,166 controlled entity options (of which 14,583,332 are directly held by the company).

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

     (b) On 1 September 1995 the company announced that it had entered into a Facility Agreement with Citibank Limited to provide a line of credit to a maximum of $10,500,000 which may be drawn by the company in cash or the gold equivalent thereof. The facility is for a period of three years.

          The Citibank facility will be used by the company for the ongoing funding commitments on the Awak Mas Gold Project in South Sulawesi, Indonesia and for other working capital requirements. However, due to the substantial cash surplus being generated by the company's interest in the Yilgarn Star Project, the Citibank facility is not anticipated to be required to its full extent and at the date of this report has only initially been drawn to the sum of $5,250,000.

          Security of the Citibank facility is by way of a Fixed and Floating Charge over all the assets and undertaking of the company

     (c) On 13 September 1995 the company announced that in accordance with the terms of the Masmindo Option Agreement, the company and its joint venture partner, Lone Star Exploration N.L. had given notice of exercise of the Option in relation to the Awak Mas Gold Project and the first payment US$1 million had been paid.

          As a result of the above, the effective equity holding in the Awak Mas Gold Project is as follows:

          Company                                        45%
          Lone Star Exploration N.L.                     45%
          P T Asminco Bara Utama                         10%
                                                        ----

                                                        100%
                                                        ====

          The balance of the consideration for the Masmindo Option Agreement (US$3 million) will be paid in accordance with the terms of the Option Agreement, being US$1 million on 15 September 1996 and US$2 million on 15 September 1997. These payments will be accelerated should the project proceed to production prior to those dates.

S T A T E M E N T  B Y  D I R E C T O R S


In the opinion of the directors of Gasgoyne Gold Mines N.L.:

     (a) the financial statements set out on pages 30 to 53 are drawn up in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law and so as to give a true and fair view of:

          (i) the state of affairs as at 30 June 1995 and the profit for the financial year ended on that date of the company and the economic entity; and

          (ii) the other matters with which they deal; and

     (b) at the date of this statement, there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

     The financial statements are drawn up in accordance with applicable Accounting Standards.

Signed in accordance with a resolution of the Directors.


Dated at Perth this 28th day of September, 1995.



BJ HURLEY
Director



P G CRABB
Direcror

I N D E P E N D E N T  A U D I T  R E P O R T


SCOPE

We have audited the financial statements of Gasgoyne Gold Mines N.L. for the year ended 30 June 1995 as set out on pages 30 to 54. The financial statements include the consolidated accounts of the economic entity comprising the company and its controlled entity. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material mix-statement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements (Urgent Issues Group Consensus Views), and statutory requirements so as to present a view of the company and of the economic entity which is consistent with our understanding of their financial position and the results of their operations and cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial statements of Gasgoyne Gold Mines N.L. are properly drawn up:

     (a)  so as to give a true and fair view of:

          (i) the state of affairs of the company and of the economic entity as at 30 June 1995 and of their profit and cash flows for the year ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part
               3.6 of the Corporations Law to be dealt with in the financial statements;

     (b)  in accordance with the provisions of the Corporations Law; and

     (c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.


COOPERS & LYBRAND
Chartered Accountants



AJ EDWARDS
Partner

 Perth, WA
 28 September, 1995

                   F I N A N C I A L  S T A T E M E N T S

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                        FOR THE YEAR ENDED 30 JUNE 1994

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                                 BALANCE SHEET
                              AS AT 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                      Notes    1994            1993            1994            1993
                                                 $               $               $               $
CURRENT ASSETS
  Cash                                           12,174,918     2,629,333      2,327,685     2,629,332
  Receivables                          6            105,527       243,795        113,679       243,795
  Investments                          7             93,792       173,341         93,792       173,341
  Inventories                          8          1,789,217       904,230      1,789,217       904,230
  Other                                9          1,605,567       341,946      1,604,853       341,946
 ------------------------------------------------------------------------------------------------------

  TOTAL CURRENT ASSETS                           15,769,021     4,292,645      5,929,226     4,292,644
 ------------------------------------------------------------------------------------------------------

  NON-CURRENT ASSETS
  Investments                         10                 10            10      1,851,661            11
  Property, plant and equipment       11          3,011,607     2,480,045      2,993,806     2,480,045
  Intangibles                         12            827,221       252,734        166,082       252,734
  Other                               13         10,097,303     7,171,010      9,588,455     7,171,010
 ------------------------------------------------------------------------------------------------------

  TOTAL NON-CURRENT ASSETS                       13,936,141     9,903,799     14,600,004     9,903,800
 ------------------------------------------------------------------------------------------------------

  TOTAL ASSETS                                   29,705,162    14,196,444     20,529,230    14,196,444
 ------------------------------------------------------------------------------------------------------

  CURRENT LIABILITIES
  Creditors and borrowings            14          2,196,515     2,867,782      2,117,436     2,867,782
  Provisions                          15          4,464,814     2,640,965      4,464,814     2,640,965
  Other                               16            331,112             -        331,112             -
 ------------------------------------------------------------------------------------------------------

  TOTAL CURRENT LIABILITIES                       6,992,441     5,508,747      6,913,362     5,508,747
 ------------------------------------------------------------------------------------------------------

  NON-CURRENT LIABILITIES
  Creditors and borrowings            17             68,626        84,493         68,626        84,493
  Provisions                          18          2,084,463     1,585,911      2,471,500     1,585,911
  Other                               19            584,572             -        584,572             -
 ------------------------------------------------------------------------------------------------------

  TOTAL NON-CURRENT LIABILITIES                   2,737,661     1,670,404      3,124,698     1,670,404
 ------------------------------------------------------------------------------------------------------

  TOTAL LIABILITIES                               9,730,102     7,179,151     10,038,060     7,179,151
 ------------------------------------------------------------------------------------------------------

  NET ASSETS                                     19,975,060     7,017,293     10,491,170     7,017,293
 ======================================================================================================

  SHAREHOLDERS' EQUITY
  Share capital                       20          4,082,059     3,913,459      4,082,059     3,913,459
  Reserves                            21            303,500        68,050        303,500        68,050
  Retained profits                                7,897,487     3,035,784      6,105,611     3,035,784
 ------------------------------------------------------------------------------------------------------

  Shareholders' equity attributable
  to members of the chief entity                 12,283,046     7,017,293     10,491,170     7,017,293
  Outside equity interests in
  controlled entity                   22          7,692,014             -              -             -
 ------------------------------------------------------------------------------------------------------

  TOTAL SHAREHOLDERS' EQUITY                     19,975,060     7,017,293     10,491,170     7,017,293
 ======================================================================================================

The above balance sheet should be read in conjunction with the accompanying notes.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                      Notes    1994            1993            1994            1993
                                                 $               $               $               $

   Operating Revenue                   2         23,918,760    19,466,278     24,984,725    19,466,278

 ======================================================================================================


 Operating profit before income tax    3          8,067,211     7,647,770      9,390,102     7,647,770

 Income tax attributable to
 operating profit                      4          2,758,996     2,706,138      3,146,033     2,706,138

 ------------------------------------------------------------------------------------------------------

 Operating profit after income tax                5,308,215     4,941,632      6,244,069     4,941,632

 Profit on extraordinary items         5          2,680,513             -              -             -

 ------------------------------------------------------------------------------------------------------

 Operating profit and extraordinary
 items after income tax                           7,988,728     4,941,632      6,244,069     4,941,632

 Outside equity interests in
 operating profit and extraordinary
 items after income tax                             (47,217)            -              -             -

 ------------------------------------------------------------------------------------------------------

 Operating profit and extraordinary
 items after income tax attributable
 to members of the Chief Entity                   8,035,945     4,941,632      6,244,069     4,941,632

 Retained profits at the
 beginning of the financial year                  3,035,784       582,819      3,035,784       582,819

 ------------------------------------------------------------------------------------------------------

 Total available for appropriation               11,071,729     5,524,451      9,279,853     5,524,451

 Dividends provided for or paid       31          3,174,242     2,488,667      3,174,242     2,488,667

 ------------------------------------------------------------------------------------------------------

 Retained profits at the end of the
 financial year                                   7,897,487     3,035,784      6,105,611     3,035,784

 ======================================================================================================


The above profit and loss account should be read in conjunction with the accompanying notes.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                            STATEMENT OF CASH FLOWS
                          FOR YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                      Notes    1994            1993            1994            1993
                                                 $               $               $               $
 CASH FLOWS FROM OPERATING
 ACTIVITIES
 Receipts from customers                         23,144,108    19,186,524     23,144,108    19,186,524
 Payments to suppliers and
 employees                                      (17,542,830)  (12,724,933)   (17,339,856)  (12,724,933)
 Interest received                                  262,663       117,485         79,480       117,485
 Interest and other costs of
 finance paid                                       (25,156)      (82,382)       (25,156)      (82,382)
 Income tax paid                                 (1,097,197)            -     (1,097,197)            -
 ------------------------------------------------------------------------------------------------------

 Net cash provided by operating
 activities                           29(c)       4,741,588     6,496,694      4,761,379     6,496,694
 ------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING
  ACTIVITIES
 Payment for mineral exploration and
 development                                     (1,821,644)   (1,118,249)    (1,389,958)   (1,118,249)
 Payments for investments                          (362,219)     (125,003)      (862,219)     (125,004)
 Proceeds from sale of investments                1,255,418        81,966      1,255,418        81,966
 Payment for property, plant and
 equipment                            29(b)      (1,014,500)     (944,249)      (994,825)     (944,249)
 Proceeds from sale of equipment                     71,963        55,000         71,963        55,000
 ------------------------------------------------------------------------------------------------------

 Net cash used in investing activities           (1,870,982)   (2,050,535)    (1,919,621)   (2,050,536)
 ------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING
  ACTIVITIES
 Proceeds from issue of shares                      404,050       221,050        404,050       221,050
 Payment of prospectus issue expenses              (765,208)            -              -             -
 Proceeds from borrowings                                 -       354,374              -       354,374
 Repayment of borrowings                         (1,024,168)   (2,033,938)    (1,024,168)   (2,033,938)
 Dividends paid                                  (2,516,820)   (2,052,221)    (2,516,820)   (2,052,221)
 Other-outside equity                            10,568,072             -              -             -
 ------------------------------------------------------------------------------------------------------

 Net cash from financing activities               6,665,926    (3,510,735)    (3,136,938)   (3,510,735)
 ------------------------------------------------------------------------------------------------------

 Net increase (decrease) in cash held             9,536,532       935,424       (295,180)      935,423
 Cash at beginning of the financial
 year                                             2,622,866     1,687,442      2,622,865     1,687,442
 ------------------------------------------------------------------------------------------------------

 Cash at the end of the financial     29(a)      12,159,398     2,622,866      2,327,685     2,622,865
 year
 ======================================================================================================


The above statement of cash flows should be read in conjunction with the accompanying notes.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                 STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies adopted by the economic entity in the preparation of the financial statements is set out in this note. The policies adopted are in accordance with applicable Accounting Standards and the Corporations Law, including the disclosure requirements of Schedule 5 of the Corporations Regulations.

(a)  HISTORICAL COST

The financial statements have been prepared under the convention of historical cost accounting and do not take into account changing money values.

(b)  PRINCIPLES OF CONSOLIDATION

The consolidated accounts comprise the accounts of the company and its controlled entity, Pilbara Mines N. L. A controlled entity is any entity controlled by the company Control exists where the company has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with the company to achieve its objectives.

All inter-company balances and transactions between entities in the economic entity, including any unrealized profits or losses, have been eliminated on consolidation.

Where the controlled entity has entered or left the economic entity during the year, their operating results have been included from the date control was obtained or until the date control ceased.

(c)  INTERESTS IN JOINT VENTURES

     1. The economic entity's interests in production joint ventures are brought to account by including the amount of:

          (i) the entity's interest in each of the individual assets employed in the joint ventures;

          (ii) the entity's share of liabilities incurred by the joint ventures, and

          (iii) the entity's interest in the expenses incurred in relation to the joint ventures.

     2. The entity's interests in exploration joint ventures are brought to account based on the actual expenditure incurred by the entity in contributing to the joint venture exploration programmes.

(d)  REVENUE RECOGNITION

          (i) Refined gold which is subject to forward sales contracts, is recognised as revenue at the appropriate forward sales price at the point at which the bullion has been refined and is available for delivery. Unrealized gains or losses relating to forward gold sales contracts outstanding at balance date are not reflected in the profit and loss account.

          (ii) Gold delivered as repayment of the gold loan is accounted for as in note 1 (m).

          (iii) Funds received on the sale of call options, other than in circumstances where the call option is related to forward selling arrangements, are recognised as revenue when received.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

(e)  INCOME TAX

Tax effect accounting procedures are followed using the liability method of tax effect accounting, whereby the income tax expense for the year is matched with the accounting result after allowance for permanent differences.

Future income tax benefits are not brought to account unless realization of the asset is assured BEYOND reasonable doubt in respect to timing differences, and virtually certain in respect of tax losses.

(f)  INVENTORIES

          (i) Ore stockpiles and gold in circuit are valued at the lower of cost and net realisable value. Cost comprises direct material, labour and transportation expenditure incurred in getting inventories to their existing location and condition, together with an appropriate portion of fixed and variable overhead expenditure based on weighted average costs incurred during the period in which such inventories were produced.

          (ii) Stores and consumables are valued at the lower of weighted average cost and net realisable value.

(g)  EXPLORATION AND DEVELOPMENT EXPENDITURE

Exploration, evaluation and development expenditure incurred is accumulated in respect of each identifiable area of interest. These costs are only carried forward to the extent that they are expected to be recouped through the successful development of the area or where activities in the area have not yet reached a stage which permits reasonable assessment of the existence of economically recoverable reserves.

Accumulated costs in relation to an abandoned area are written off in full against profit in the year in which the decision to abandon the area is made.

When production commences, the accumulated costs for the relevant area of interest are amortised over the life of the area according to the rate of depletion of the economically recoverable reserves. Any costs of site restoration are provided for during the relevant production stages and included in the costs of that

A regular review is undertaken of each area of interest to determine the appropriateness of continuing carry forward costs in relation to that area of interest

(h)  RESTORATION, REHABILITATION AND ENVIRONMENTAL COSTS

Restoration, rehabilitation and environmental expenditure to be incurred during the production PHASE of operations is accrued when the need for such expenditure is established and then written off immediately as part of the cost of production of the mine property concerned.

There is no provision in the accounts for restoration, rehabilitation and environmental expenditure to be incurred subsequent to the cessation of production at a mine property.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENT
                        FOR THE YEAR ENDED 30 JUNE 1994

(i)  PROPERTY, PLANT AND EQUIPMENT

          (i) The cost of each item of buildings, machinery and equipment held at mine sites is written off over its expected economic life. Each item's economic life has due regard both to its own physical life limitations and to present assessments of economically recoverable resources of the mine property at which the item is located, and to possible future variations in those assessments. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items.

                The total net carrying values of mine buildings, machinery and equipment at each mine property are reviewed regularly and, to the extent to which these values exceed their recoverable amounts, that excess if fully provided against in the financial year in which this is determined.

          (ii) Other assets are depreciated over their expected useful lives on the straight line or reducing balance basis as appropriate.

(j)  LEASES

Leased assets, other than operating leases, where substantially all the risks and benefit incident to the ownership of the asset but not the legal ownership are transferred to the company are classified as finance leases. Finance leases are capitalised recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value. Leased assets are amortised over their estimated useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period. Lease payments under operating leases are charged as expenses in the periods in which they are incurred.

(k)  INTANGIBLES

Intangibles comprise expenses incurred in connection with the prospectus issued by the company and its controlled entity which are being amortised over a period of 5 years commencing from the date of the successful flotation of the shares.

(l)  EMPLOYEE ENTITLEMENTS

The amounts expected to be paid to employees for their pro-rata entitlement to annual and sick leave are accrued annually at current pay rates having regard to experience of employee departures and periods of service.

(m)  GOLD LOAN

The gold loan is carried in the financial statements at a rate equal to the price of gold at the date of drawdown. Gold delivered as repayment of the loan is recorded as sales and as a reduction of liability at the same historical gold price as at drawdown.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994


(n)  Segmental Information

The economic entity operates predominantly in the mining industry in Western Australia.

(o)  Cash

For the purpose of the statement of cash flows, cash includes:

          (i) cash on hand and in at call deposits with banks or financial institutions, net of bank overdrafts; and

          (ii) investments in money market instruments with less than 14 days to maturity.

(p)  Comparative Figures

Where required by Accounting Standards comparative figures have been adjusted to conform with changes in presentation for the current financial year.

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
 2   OPERATING REVENUE

     Gold sales                                  20,832,079    18,640,278     20,832,079    18,640,278
     Gold call option fee                         1,000,000             -      1,000,000             -
     Royalties received                                   -        65,210              -        65,210
     Sales of investments                         1,255,418        81,966      1,255,418        81,966
     Sales of plant and equipment                    71,963        55,000         71,963        55,000
     Interest received                              262,663       122,032         79,480       122,032
     Sales of tenements                                   -             -      1,250,000             -
     Other income                                   496,637       501,792        495,785       501,792
 ------------------------------------------------------------------------------------------------------

                                                 23,918,760    19,466,278     24,984,72     19,466,278
 ======================================================================================================

 3   OPERATING PROFIT

     The operating profit before
     income tax has been determined
     after crediting and charging
     the following specific items:

a)   Crediting as income

     Interest received from unrelated
     corporations                                   262,663       122,032         79,480       122,032
     Profit on share trading                        915,300        13,365        915,300        13,365
     Profit on disposal of plant and equipment       (2,014)        4,160         (2,014)        4,160

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

b)   CREDITING AS ABNORMAL
     Profit on sale of tenements                          -             -      1,172,838             -
     Gold call option fee                         1,000,000             -      1,000,000             -
 ------------------------------------------------------------------------------------------------------

                                                  1,000,000             -      2,172,838             -
 ------------------------------------------------------------------------------------------------------

     Income tax at 33%                              330,000             -        717,037             -
 ------------------------------------------------------------------------------------------------------

c)   CHARGING AS EXPENSES

     Amortisation - assets under finance leases      28,909        21,740         28,909        21,740
     - prospectus issue expenses                    144,043        86,651         86,652        86,651
     - exploration expenses                         439,281       366,438        439,281       366,438
     Depreciation - plant and equipment             396,268       618,673        394,394       618,673
     Exploration expenditure on areas
     written off                                          -       177,312              -       177,312
     Interest paid to unrelated corporations         12,513        72,517         12,513        72,517
     Lease finance charges                           12,643         9,864         12,643         9,864
     Operating lease rentals                         44,564        39,771         44,564        39,771
     Royalties paid                                       -       574,105              -       574,105
     Provision for employee entitlements              3,089       281,647          3,089        28,647

 4   INCOME TAX

     Operating profit before income tax           8,067,211     7,647,770      9,390,102     7,647,770
 ------------------------------------------------------------------------------------------------------

     Income tax @ 33% (1993 - 39%)                2,662,180     2,982,630      3,098,734     2,982,630
 ------------------------------------------------------------------------------------------------------


     Permanent differences
     - Amortisation of prospectus expenses           47,534        33,794         28,595        33,794
     - Other                                         38,435        25,768         18,704        25,768
 ------------------------------------------------------------------------------------------------------

                                                  2,748,149     3,042,192      3,146,033     3,042,192

     Utilization of unrecognized future
     income tax benefits of prior years                   -       (47,707)             -       (47,707)

     Effect on deferred income tax of change
     in tax rate from 39% to 33%                          -      (288,347)             -      (288,347)

     Future income tax benefits not recognised       10,847             -              -             -
 ------------------------------------------------------------------------------------------------------

     Income tax attributable to operating
     profit                                       2,758,996     2,706,138      3,146,033     2,706,138
 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

     Provision for income tax                     2,260,444     1,120,227      2,260,444     1,120,227
     Provision for deferred income tax              498,552     1,585,911        885,589     1,585,911
 ------------------------------------------------------------------------------------------------------

                                                  2,758,996     2,706,183      3,146,033     2,706,138
 ------------------------------------------------------------------------------------------------------

     The future income tax benefit of $l0,847 attributable to tax losses of the controlled entity has not been brought to account as realization of the benefit is not virtually certain. The benefit will only be obtained if:

          (a) the controlled entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the loss to be realized;

          (b) the controlled entity continues to comply with the conditions for deductibility imposed by tax legislation; and

          (c) no changes in tax legislation adversely affect the controlled entity in realizing the benefit from the deductions for the loss.

 5   EXTRAORDINARY ITEM

     Gain on reduction in ownership interest
     in controlled entity                         2,680,513             -              -             -
 ======================================================================================================


There is no tax attributable to this gain.


 6   CURRENT ASSETS - RECEIVABLES

     Trade debtors                                   47,536       243,795         55,833       243,795
     Other debtors                                   57,991             -         57,846             -
 ------------------------------------------------------------------------------------------------------

                                                    105,527       243,795        113,679       243,795
 ======================================================================================================

 7   CURRENT ASSETS - INVESTMENTS

     Investment listed on a prescribed
     stock exchange at cost                          93,792       173,341         93,792       173,341

 ------------------------------------------------------------------------------------------------------

                     Market Value                   142,180     1,099,452        142,180     1,099,452

 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
 8   CURRENT ASSETS - INVENTORIES
     Ore stockpiles                               1,226,977       569,351      1,226,977       569,351
     Gold in circuit                                161,493       191,142        161,493       191,142
     Stores and consumables                         400,747       143,737        400,747       143,737
 ------------------------------------------------------------------------------------------------------

                                                  1,789,217       904,230      1,789,217       904,230
 ======================================================================================================


 9   CURRENT ASSETS - OTHER
     Prepayments                                     74,092        49,031         73,378        49,031
     Gold on metal account                        1,531,475       292,915      1,531,475       292,915
 ------------------------------------------------------------------------------------------------------

                                                  1,605,567       341,946      1,604,853       341,946
 ======================================================================================================


10   NON-CURRENT ASSETS - INVESTMENTS

     Investments in unlisted companies at cost           10            10             10            10
     Investment in controlled entity at cost              -             -      1,851,651             1
 ------------------------------------------------------------------------------------------------------

                                                         10            10      1,851,661            11
 ======================================================================================================

     The controlled entity is a listed company

     Market value of traceable shares                     -             -        100,000             -
     Cost of escrowed shares                              -             -      1,750,000             -

11   NON-CURRENT ASSETS - PROPERTY, PLANT
     AND EQUIPMENT

     Freehold land at cost                           44,160        41,189         44,160        41,189
 ------------------------------------------------------------------------------------------------------

     Buildings at cost                              611,531       237,307        611,531       237,307
     Less: accumulated depreciation                 133,507        63,916        133,507        63,916
 ------------------------------------------------------------------------------------------------------

                                                    478,024       173,391        478,024       173,391
 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY


             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

     Plant and equipment, at cost                 3,535,095     2,974,780      3,515,420     2,974,780
     Less: accumulated depreciation               1,116,125       806,088      1,114,251       806,088
 ------------------------------------------------------------------------------------------------------

                                                  2,418,970     2,168,692      2,401,169     2,168,692
 ------------------------------------------------------------------------------------------------------

     Plant and equipment under lease                118,311       129,683        118,311       129,683
     Less: amortisation                              47,858        32,910         47,858        32,910
 ------------------------------------------------------------------------------------------------------

                                                     70,453        96,773         70,453        96,773
 ------------------------------------------------------------------------------------------------------

                                                  3,011,607     2,480,045      2,993,806     2,480,045
 ======================================================================================================


12   NON-CURRENT ASSETS - INTANGIBLES

     Prospectus issue expenses                    1,151,523       432,993        432,993       432,993
     Less: amortisation                             324,302       180,259        266,911       180,259
 ------------------------------------------------------------------------------------------------------

                                                    827,221       252,734        166,082       252,734
 ======================================================================================================


13   NON-CURRENT ASSETS - OTHER

     Deferred mining costs (a)                    4,682,483     3,138,553      4,682,483     3,138,553

     Expenditure on mineral exploration
     evaluation and development (b)               5,414,820     4,032,457      4,905,972     4,032,457
 ------------------------------------------------------------------------------------------------------

                                                 10,097,303     7,171,010      9,588,455     7,171,010

 ======================================================================================================

(a) Deferred mining costs represent costs of mining waste in excess of the estimated ratio of waste to ore over the mine life.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY


             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE FOR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

(b)  Expenditure on mineral
     exploration evaluation and
     development on areas of
     interest represents:

     - in the exploration or evaluation phase     3,225,491     1,968,230      2,716,643     1,968,230
 ------------------------------------------------------------------------------------------------------

     - in which production has commenced          3,229,949     2,665,566      3,229,949     2,665,566
     Less: accumulated amortisation               1,040,620       601,339      1,040,620       601,339
 ------------------------------------------------------------------------------------------------------

                                                  2,189,329     2,064,227      2,189,329     2,064,227
 ------------------------------------------------------------------------------------------------------

                                                  5,414,820     4,032,457      4,905,972     4,032,457
 ======================================================================================================


  The carrying value of mineral exploration, evaluation and development expenditure is dependent upon the discovery and exploitation of commercially viable mineral deposits, the generation of sufficient future income therefrom or sale for at least carrying value.

14   CURRENT LIABILITIES - CREDITORS & BORROWINGS

     Bank overdraft                                  15,520         6,467              -         6,467
     Trade creditors                              1,312,527       950,170      1,255,968       950,170
     Other creditors                                847,368       893,932        840,368       893,932
     Lease liabilities                               21,100        22,517         21,100        22,517
     Gold loan, secured                                   -       994,696              -       994,696
 ------------------------------------------------------------------------------------------------------

                                                  2,196,515     2,867,782      2,117,436     2,867,782
 ======================================================================================================

15   CURRENT LIABILITIES - PROVISIONS

     Employee entitlements                           65,983        62,803         65,983        62,803
     Dividends                                    2,115,357     1,457,935      2,115,357     1,457,935
     Income tax                                   2,283,474     1,120,227      2,283,474     1,120,227
 ------------------------------------------------------------------------------------------------------

                                                  4,464,814     2,640,965      4,464,814     2,640,965
 ======================================================================================================

16   CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    331,112             -        331,112             -
 ======================================================================================================

17   NON CURRENT LIABILITIES - CREDITORS
     AND BORROWINGS

     Lease Liabilities                               68,626        84,493         68,626        84,493
 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

18   NON-CURRENT LIABILITIES - PROVISIONS

     Deferred income tax                          2,084,463     1,585,911      2,471,500     1,585,911
 ======================================================================================================

19   NON CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    584,572             -        584,572             -
 ======================================================================================================

20   SHARE CAPITAL

     AUTHORISED
     100,000,000 shares of 20 cents each         20,000,000    20,000,000     20,000,000    20,000,000

     ISSUED AND PAID UP
     42,292,293 ordinary shares of 20 cents
     each (1993 - 41,449,293)                     8,458,459     8,289,859      8,458,459     8,289,859
     Discount on shares                          (4,376,400)   (4,376,400)    (4,376,400)   (4,376,400)
 ------------------------------------------------------------------------------------------------------

                                                  4,082,059     3,913,459      4,082,059     3,913,459
 ======================================================================================================

     20.1 Movement in issued share capital                          Number                   $
          Opening balance                                         41,449,293            3,913,459
          Allotted on conversion of options                          843,000              168,600
 ------------------------------------------------------------------------------------------------------

                                                                  42,292,293            4,082,059
 ======================================================================================================

     20.2 At balance date the company had on issue the following unquoted options to subscribe or ordinary shares exercisable on or before 30 June 1997

                                                                  1994         1993        Exereise
                                                                                            Price
                                                                 830,000      1,665,000     $0.47
                                                                  92,000        100,000     $1.45
                                                                 121,000              -     $2.24

     20.3 At balance date the controlled entity had on to persons not being members of the economic entity, 30,420,146 options to subscribe for ordinary shares in the controlled entity at an exercise price of 20 cents per share, exercisable on or before 30 June 1998.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
21   RESERVES

     Share Premium at beginning of year              68,050        10,000         68,050        10,000
     On conversion of 872,037 options at a
     premium of 27 cents per share                  235,450        58,050        235,450        58,050
 ------------------------------------------------------------------------------------------------------

                                                    303,500        68,050        303,500        68,050
 ======================================================================================================

22   OUTSIDE EQUITY INTERESTS IN
     CONTROLLED ENTITY

     Outside equity interest comprises:
     Share capital                                7,786,813             -             --            --

     Accumulated losses                             (94,799)            -              -             -
 ------------------------------------------------------------------------------------------------------

                                                  7,692,014             -             --            --
 ======================================================================================================


  The outside equity interests in the issued and paid-up capital of the controlled entity comprises 51,840,362 fully paid ordinary shares of 20 cents each issued at varying discounts.

23   COMMITMENTS

     23.1 EXPLORATION AND DEVELOPMENT EXPENDITURE

          In order to maintain the exploration leases, licenses and permits in which the company and other joint venturers are involved, all participants are committed to fulfill the minimum annual expenditure conditions under which the tenements are granted. These obligations may be varied from time to time, subject to approval, and are expected to be fulfilled in the normal course of operations of the company.

     23.2 INTERESTS IN JOINT VENTURE

          The company has entered into joint ventures with other parties for the purpose of exploiting and developing its mining tenements. If a participant to a joint venture defaults and fails to contribute its share of joint venture obligations, then the joint venturers are jointly and severally liable to meet the obligations of the defaulting venture. In this event the interest in the tenement held by the defaulting participant may be redistributed to the remaining joint venturers. In the event of a default a commitment exists in respect of expenditure commitments due to be met by the company's defaulting joint venture partner.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
     23.3 Lease Commitments

     (a)  Finance leases - plant &
          equipment
          due within 1 year                          30,267        34,359         30,267        34,359
          due within 1-2 years                       32,102        28,547         32,102        28,547
          DUE WITHIN 2-5 years                       44,549        72,716         44,549        72,716
 ------------------------------------------------------------------------------------------------------

          Minimum lease payments                    106,918       135,622        106,918       135,622
          Less: future finance charges               17,192        28,612         17,192        28,612
 ------------------------------------------------------------------------------------------------------

          Provided for in the accounts               89,726       107,010         89,726       107,010
 ======================================================================================================

     (b)  Non-cancellable operating
          leases
          due within 1 year                               -        39,864              -        39,864
          due within 1-2 years                      101,250        36,542        101,250        36,542
          due within 2-5 year                       573,750             -        573,750            --
 ------------------------------------------------------------------------------------------------------

          Not provided for in the
          accounts                                  675,000        76,406        675,000        76,406
 ======================================================================================================

     23.4 Forward Sales Contracts

          At balance date the company had outstanding gold per forward safes contracts for 144,346 (1993-117,599) ounces at an average price of $570 (1993-$492) per ounce.

     23.5 Gold Call Option

          At balance date the company had outstanding a gold call option expiring 28 March 1996 to deliver 22,325 ounces at a price of $580 per ounce exercisable by the option holder.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

24   JOINT VENTURES

     24.1 The economic entity has interests in the following unincorporated joint ventures:

  JOINT VENTURE                PRINCIPAL ACTIVITIES                   PERCENTAGE INTEREST
                                                                    RIGHT TO     OBLIGATION
                                                                     ACQUIRE     TO DISPOSE
 ======================================================================================================


 COMPANY
 Yilgarn Star Exploration      Gold Exploration                       50                -
 Yilgarn Star Production       Production from Yilgarn Star Mine      50                -
 Star Milling                  Operation of Burbidge Gold Plant       50                -
 Marvel Loch                   Gold Exploration                       50                --
 Boodarding                    Gold Exploration                       44.25             --
 McGowans Find                 Gold Exploration                       45                --
 Toomey Hills                  Gold Exploration                       47.5              --
 Centenary                     Gold Exploration                       47.5              --
 Dulcie                        Gold Exploration                       37.5              --
 LSD                           Gold Exploration                       95                --
 Polar Bear                    Gold Exploration                        -                17.5
 Norseman                      Gold Exploration                        -                35
 Wilga Well                    Gold Exploration                       90                --
 Sunrise Dam                   Gold Exploration                       80                --
 Norseman East                 Gold Exploration                        -                70
 Wilga Well West               Gold Exploration                       80                --
 Sunrise Dam West              Gold Exploration                       90                --
 Olga Rocks                    Gold Exploration                       45                --

CONTROLLED ENTITY

Whim Creek                     Base Metal Exploration                 70                 --
Mt Fraser                      Base Metal Exploration                 51                 --

 ======================================================================================================


     24.2 JOINT VENTURE ASSETS AND LIABILITIES

          The company's share of assets and liabilities in the above joint ventures has been included in the balance sheet of the company under the following classifications.

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
     CURRENT ASSETS
     Cash                                           123,703       372,391        123,703       372,391
     Receivables                                     57,846       129,502         57,846       129,502
     Inventories                                  1,789,217       904,230      1,789,217       904,230
     Other                                           54,514        32,096         54,514        32,096
 ------------------------------------------------------------------------------------------------------

     TOTAL CURRENT ASSETS                         2,025,280     1,438,219      2,025,280     1,438,219
 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

     NON-CURRENT ASSETS
     Property, plant and equipment                2,714,217     2,280,288      2,714,217     2,280,288
     Other - Exploration evaluation
     and development                              3,907,911     2,726,076      3,703,958     2,726,076
     - Deferred mining                            4,682,483     3,138,553      4,682,483     3,138,553
 ------------------------------------------------------------------------------------------------------

     TOTAL NON-CURRENT ASSETS                    11,304,611     8,144,917     11,100,658     8,144,917
 ------------------------------------------------------------------------------------------------------

     TOTAL ASSETS                                13,329,891     9,583,136     13,125,938     9,583,136
 ======================================================================================================

     CURRENT LIABILITIES
     Creditors and borrowings                     1,992,234     1,722,163      1,992,234     1,722,163
     Provisions                                      55,686        40,861         55,686        40,861
 ------------------------------------------------------------------------------------------------------

     TOTAL LIABILITIES                            2,047,920     1,763,024      2,047,920     1,763,024
 ======================================================================================================

     24.3 JOINT VENTURE CONTRIBUTIONS

     The net contribution of joint venture
     activities to operating profit before
     income tax may be summarized as
     follows:

     Share of costs incurred by production
     joint ventures                              13,520,368     9,920,245     13,520,368     9,920,245
     Additional costs incurred by company           338,285       645,396        338,285       645,396
 ------------------------------------------------------------------------------------------------------

                                                 13,858,653    10,565,641     13,858,653    10,565,641

     Revenue from sale of company share
     of gold produced and other income
     of joins ventures                           21,175,665    19,038,674     21,175,665    19,038,674
 ------------------------------------------------------------------------------------------------------

     Net contribution                             7,317,012     8,473,033      7,317,012     8,473,033
 ======================================================================================================


     24.4 CONTINGENT LIABILITY

     The open pit mining contractor has advised that it intends to lodge cost reimbursement claims against the Yilgarn Star Joint Venture participants totaling $1 million. The claims will be disputed by the Yilgarn Star Venture participants.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

     REMUNERATION OF THE DIRECTORS

     Amounts received, or due and
     receivable by directors of the
     company from the company
     and its controlled entity                      434,235       275,433

     Amounts received, or due and
     receivable by directors of each
     entity in the economic entity from
     the company and its
     controlled entity                              434,235       275,433

     Directors remuneration includes
     superannuation payments and is
     disclosed in accordance with class
     order 94/947 "Disclosure of Directors
     Remuneration" issued by the
     Australian Securities Commission.

     Number of directors of the company
     whose remuneration was within the
     following bands:

           $      O     -     9,999                                                    1             1
           $ 10,000     -    19,999                                                    1             1
           $ 30,000     -    39,999                                                    -             1
           $ 40,000     -    49,999                                                    -             1
           $ 50,000     -    59,999                                                    -             1
           $ 60,000     -    69,999                                                    -             -
           $ 70,000     -    79,999                                                    1             -
           $ 80,000     -    89,999                                                    1             -
           $120 000     -   129 999                                                    1             1
           $130 000     -   139 999                                                    1             -


26   AUDITORS' REMUNERATION

Amounts received, or due and receivable by the auditors for:

     (a)  Auditing the accounts of the
          company                                    22,250        15,100         15,250        15,100
     (b)  Other services                             10,575         2,525          2,075         2,525

27   RELATED PARTY TRANSACTIONS

The directors of the company during the year were P G Crabb, R W Crabb, R J Dunn, D Dunnet (resigned 29 November 1993), B J Hurley and D J Porter.

     (a)  Directors' remuneration and superannuation is disclosed in note 25.

     (b) Legal fees of $97,822 (1993 - $56,791) were paid by the economic entity and joint ventures in which it has an interest in the normal course of business to a firm in which R W Crabb is a partner.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

     (c) Consultancy fees totalling $309,635 (1993 - $202,493) were paid to P G Crabb, R J Dunn, D Dunnct, B J Hurley, D J Porter and their director related entities by the economic entity and joint ventures in which it has an interest for services relating to exploration activities, and is included in directors remuneration.


     (d) Aggregate amounts receivable from and payable to directors and their director related entities at the end of the financial year were $1,071 (1993 - $6,938) and $26,769 (1993 - $1,935) respectively.

     (e) The company has entered into joint venture agreements with Orion Resources N L, a company of which D Dunnet (a former director) is a director and Bredelle Pty Ltd a company in which R W Crabb has an interest.

     (f) Directors and their related entities acquired the following equity interests in companies in the economic entity during the year.

                                                   Number of            Number of
                                                    Shares               Options

     Gasgoyne Gold Mines N.L.
     On exercise of options                         695,000

     Pilbara Mines N L
     Pursuant to a prospectus                     4,145,818             1,947,909

(g)  Directors and their related entities
     hold the following equity interests in
     companies in the economic entity at

     Gasgoyne Gold Mines N.L.                    15,602,615               395,000

     Pilbara Mines N L                            4,145,818             1,947,909

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

28   CONTROLLED ENTITY

     The controlled entity and contributions to consolidated profit:


                                                                                                           Contribution To
                                                                                                           Consolidated
                                                                                                           Operating profit &
                                                                                                           extraordinary items
                                                                                                           after income tax
                                                                                                           attributable to
                                               Country Of           %                Investment            members of the
                                              Incorporation       Owned               At Cost              Chief Entity
                                                            1994        1993       1994      1993       1994        1993
                                                             $           $          $         $          $           $
CHIEF ENTITY:
Gasgoyne Gold Mines N.L.                       Aust                                                   8,138,781     4,941,632

CONTROLLED ENTITY:
Pilbara Mines N.L.                             Aust         36.8        100.0  1,851,651   1           (102,836)           --
                                                                                                     -------------------------

                                                                                                      8,035,945     4,941,632
                                                                                                     =========================

 Pilbara Mines N L is considered a controlled entity because the company has the capacity to dominate the decision making in relation to the financial and operating policies of the controlled entity so that the controlled entity operates with the company to achieve its objectives.

29   NOTES TO THE STATEMENT OF CASH FLOWS

     (a)  RECONCILIATION OF CASH

          For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

 Cash                                               305,839       413,127        305,839       413,126
 Deposits at call                                11,869,079     2,216,206      2,021,846     2,216,206
 Bank overdraft                                     (15,520)       (6,467)             -        (6,467)
 ------------------------------------------------------------------------------------------------------

                                                 12,159,398     2,622,866      2,327,685     2,622,865
 ======================================================================================================

Deposits at call includes $283,050 to secure a bank guarantee to the lessor of the company's office premises.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994

     (b)  NON-CASH FINANCING AND INVESTING ACTIVITIES

          During the year the economic entity and the company acquired plant and equipment with an aggregate fair value of $12,188 (1993 - $103,323) by means of finance leases. These acquisitions are not reflected on the statement of cash flows.

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $
      (c) RECONCILIATION OF NET CASH
          PROVIDED BY OPERATING ACTIVITIES
          TO OPERATING PROFIT AFTER INCOME
          TAX

      Operating profit after income tax           4,921,178     4,941,632      6,244,069     4,941,632
      Depreciation                                  425,177       618,673        423,303       618,673
      Amortisation                                  583,324       474,829        525,933       474,829
      Profit on sale of investments                (915,300)      (13,365)      (915,300)      (13.365)
      Profit on sale of equipment                    (2,014)       (4,160)        (2,014)       (4,160)
      Exploration costs written off                       -       177,312              -       177,312

      Movements in -
      Provision for income tax                    1,163,247     1,120,227      1,163,247     1,120,227

      Movements in -
      Provision for deferred income tax             885,589     1,585,911        885,589     1,585,911
      Profits on sale of tenements -                                          (1,172,838)
      Change in assets and liabilities
      Decrease in debtors                           138,268      (101,187)       130,116      (101,187)
      Decrease/(lncrease) in inventories           (884,987)      371,012       (884,987)      371,012
      Decrease/(lncrease) in prepaid expenses       (25,061)       13,497        (24,347)       13,497
      Increase in gold on metals accounts        (1,238,560)      (20,756)    (1,238,560)      (20,756)
      Increase in deferred mining costs          (1,543,930)   (3,138,553)    (1,543,930)   (3,138,553)
      Increase in creditors                         315,793       442,975        252,234       442,975
      Increase in provision for employee
      entitlements                                    3,180        28,647          3,180        28,647
      Increase in deferred gold sales and
      fees                                          915,684             -        915,684            --

      Net cash provided by operating
      activities                                  4,741,588     6,496,694      4,761,379     6,496,694

30    EARNINGS PER SHARE

      Basic earnings per share (cents per share)      13.00          12.0
      Diluted earnings per share (cents per
      share)                                          13.00          11.8

      a)  Weighted average number of ordinary
          shares outstanding during the year
          used in calculation of basic earnings
          per share                              42,010,011    41,041,793

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1994


     (b)  CLASSIFICATION OF SECURITIES

          Diluted earnings per share is calculated after  classifying  922,000 options exercisable at below market price at balance date as potential ordinary shares.

          121,000 options have not been considered dilutive as they are exercisable at above market price.


31   DIVIDENDS PAID AND PROPOSED

                                                  ECONOMIC ENTITY                     COMPANY

                                               1994            1993            1994            1993
                                                 $               $               $               $

Interim ordinary dividend of 2.5 cents per share paid 28 February 1994 (unfranked
100% 1993 - unfranked 100%)

                                                  1,059,627     1,030,732      1,059,627     1,030,732

Proposed final ordinary dividend of 5
cents per share (fully franked, 1993
unfranked 100%)

                                                  2,114,615     1,457,935      2,114,615     1,457,935
 ------------------------------------------------------------------------------------------------------

                                                  3,174,242     2,488,667      3,174,242     2,488,667
 ======================================================================================================

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                            STATEMENT BY DIRECTORS

     In the opinion of the directors of Gasgoyne Gold Mines N.L.:

     (a) the accompanying Profit and Loss account is drawn up so as to give a true and fair view of the results of the company for the financial year ended 30 June 1994;

     (b) the accompanying Balance Sheet is drawn up so as to give a true and fair view of the state of affairs of the company as at 30 June 1994; and

     (c)  the accompanying consolidated accounts:

          (i)  have been made out in  accordance  with  Divisions 4A and 4B of
               Part 3.6 of the Corporations Law; and

          (ii) give a true and fair view of the matters dealt with by those Divisions; and

     (d) at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its deters as and when they fall due.

          Signed in accordance with a resolution of the Directors. Dated at Perth this 14th day of October, 1994.


          P G CRABB
          Director


          RWCRABB
          Director

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                    INDEPENDENT AUDIT REPORT TO THE MEMBERS


 AUDIT SCOPE

     We have audited the financial statements of Gasgoyne Gold Mines N.L. and of the economic entity for the year ended 30 June 1994 as set out on pages 25 to 47. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

     Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material mix-statement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation-of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and statutory requirements so as to present a view of the company and of the economic entity which is consistent with our understanding of their financial position and the results of their operations and cash flows.

     The audit opinion expressed in this report has been formed on this basis.

AUDIT OPINION

     In our opinion, the accounts of Gasgoyne Gold Mines N.L. and of the economic entity are properly drawn up:

     (a)  so as to give a true and fair view of:

          (i) the state of affairs of the company and of the economic entity as at 30 June 1994 and of their results and cash flows for the year ended on that date;

          (ii) the other  matters  required by  Divisions 4, 4A and 4B of Part
               3.6 of the  Corporations  Law to be dealt with in the accounts;
               and

     (b)  in accordance with the provisions of the Corporations Law; and

     (c)  in accordance with applicable accounting standards.



     HORWATH & HORWATH                               R G HOWARD
     Chartered Accountants                           Partner
     Perth Partnership

     Perth, WA
     15th October, 1994

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                                 BALANCE SHEET
                             AS AT MARCH 31, 1996


                                                           Consolidated

                                                            31/03/1996
                                                                 $

CURRENT ASSETS
Cash                                                        11,710,261
Receivables                                                    283,549
Investments                                                    988,764
Inventories                                                  3,148,703
Other                                                        1,075,983
                                                           ------------

TOTAL CURRENT ASSETS                                        17,207,260
                                                           ------------

NON-CURRENT ASSETS
Receivables                                                  8,347,223
Investments                                                    626,079
Property, plant and equipment                                7,187,072
Intangibles                                                    363,123
Other                                                       18,448,376
                                                           ------------

TOTAL NON-CURRENT ASSETS                                    34,971,873
                                                           ------------

TOTAL ASSETS                                                52,179,133

CURRENT LIABILITIES
Accounts payable                                             2,749,419
Borrowings                                                   8,316,309
Provisions                                                   3,448,723
Other                                                           82,570
                                                           ------------

TOTAL CURRENT LIABILITIES                                   14,597,021
                                                           ------------

NON-CURRENT LIABILITIES
Borrowings                                                      55,702
Provisions                                                   1,745,688
Other                                                          134,255
                                                           ------------

TOTAL NON-CURRENT LIABILITIES                                1,935,645
                                                           ------------

TOTAL LIABILITIES                                           16,532,666
                                                           ------------

NET ASSETS                                                  35,646,467
                                                           ============
SHAREHOLDERS' EQUITY
Share capital                                                6,525,906
Reserves                                                    13,272,621
Retained profits                                            15,847,940
                                                           ------------

Shareholders' equity attributable to
  members of the chief entity                               35,646,467

Outside equity interests in
  controlled entity                                                  -

TOTAL SHAREHOLDERS' EQUITY                                  35,646,467
                                                           ============


The above balance sheet should be read in conjunction with the accompanying notes.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                            PROFIT AND LOSS ACCOUNT
           FOR THE 9 MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995


                                                                         Consolidated

                                                  Notes           31/03/1996           31/03/1995
                                                                      $                    $

Sales Revenue                                                     25,145,705            23,443,091
Other Revenue                                                      1,775,779               598,600
                                                                -------------         -------------

Total Operating Revenue                                         $ 26,921,484          $ 24,041,691
                                                                =============         =============

Operating profit before abnormal items
 and income tax                                     2              8,566,261             9,542,991

Abnormal items before income tax                    3               (922,999)
                                                                -------------         -------------

Operating profit before income tax                                 7,643,262             9,542,991

Income tax attributable to operating
  profit                                                           3,316,998             3,519,145
                                                                -------------         -------------

Operating profit after income tax                                  4,326,264             6,023,846

Outside equity interests in operating
  profit after income tax                                            (68,216)             (273,218)
                                                                -------------         -------------

Operating profit after income tax
  attributable to members of the
  Chief Entity                                                     4,394,480             6,297,064

Retained profits at the beginning
  of the reporting period                                         11,751,861             7,897,487
                                                                -------------         -------------

Total available for appropriation                                 16,146,341            14,194,551

Dividends provided for or paid                                       298,401             2,211,206
                                                                -------------         -------------

Retained profits at the end of the
  reporting period                                              $ 15,847,940          $ 11,983,345
                                                                =============         =============


The above profit and loss account should be read in conjunction with the accompanying notes.

                GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                            STATEMENT OF CASH FLOWS
           FOR THE 9 MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995

                                                                         Consolidated

                                                             31/03/1996           31/03/1995
                                                                 $                    $

CASHFLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                      25,146,677
Payments to suppliers and employees                         (14,737,869)
Dividends received                                                1,780
Interest received                                               822,442
Interest and other costs of finance paid                       (388,047)
Income tax paid                                              (4,987,332)
                                                            ------------          ------------

Net cash provided by operating activities                     5,857,651             9,918,064
                                                            ------------          ------------

CASHFLOWS FROM INVESTING ACTIVITIES
Payment for mineral exploration and development              (3,411,450)
Payments for investments                                       (823,062)
Proceeds from sale of investments                               388,359
Payment for property, plant and equipment                    (4,541,766)
Proceeds from sale of equipment                                 151,493
Loans to other entities                                      (6,151,928)
                                                            ------------          ------------

Net cash used in investing activities                       (14,388,354)           (8,692,862)
                                                            ------------          ------------

CASHFLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of shares                                 1,583,258
Borrowings                                                    8,300,000
Repayment of borrowings                                         (16,354)
Dividends paid                                               (1,355,792)
                                                            ------------          ------------

Net cash used in financing activities                         8,511,112            (1,121,546)
                                                            ------------          ------------

Net increase (decrease) in cash held                            (19,591)              103,656
Cash at beginning of the reporting period                    11,729,852            12,159,398

Cash at the end of the reporting period                      11,710,261            12,263,054
                                                            ============          ============

The above statement of cash flows should be read in conjunction with the accompanying notes.

Unaudited Pro Forma Consolidated Financial Statements

     The historical balance sheet and income statement information, included in the Coeur pro forma financial information that follows, has been adjusted "as if" the transaction, that occurred after the date of this historical information, had occurred at the date of the historical information. This pro forma information is intended to help readers understand the impact of the transaction by showing how the transaction might have affected the historical financial statements. The following Pro Forma Consolidated Balance Sheet as of March 31, 1996, and Pro Forma Consolidated Statements of Operations of Coeur for the three months ended March 31, 1996, and for the year ended December 31, 1995, give effect to the acquisition of the outstanding shares of Gasgoyne acquired by Coeur. The pro forma information is based on the historical financial statements of Coeur giving effect to the acquisition of shares of Gasgoyne and the assumptions and adjustments in the accompanying notes to the Pro Forma Financial Statements.

     Gasgoyne's net income for the twelve month period ended December 31, 1995, decreased by US$1.6 million (A$2.2 million) or 25%, as compared to the twelve month period ended June 30, 1995. The decrease is primarily due to a decrease in gold production at the Yilgarn mine, which reflects the mines transition from an open pit to an underground mining operation. Coeur believes that the reduced level of net income in 1995 is not indicative of the results to be achieved during the remainder of 1996 because the mine successfully completed the transition to an underground mine during the first quarter of 1996.

     The Pro Forma Consolidated Financial Statements have been prepared by the Company's management based on the historical financial statements of the Company. These Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of shares had been in effect on the dates indicated or which may be obtained in the future. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and notes herein of Coeur an Gasgoyne for the periods covered.

                                                                     UNAUDITED

            COEUR D'ALENE MINES CORPORATION PRO FORMA BALANCE SHEET

                                                                          March 31, 1996
                                                    ----------------------------------------------------
ASSETS (In thousands)                                Historical               Pro Forma       Pro Forma
                                                       Balance      Note     Adjustments       Balances
                                                    -------------  ------  ---------------   -----------
CURRENT ASSETS                                                       (D)      $ 18,968
   Cash and cash equivalents                          $ 83,918       (B)     ($ 18,968)        $ 83,918
   Funds held in escrow                                  2,271                                    2,271
   Short term investments                               98,122                                   98,122
   Receivables                                          21,459                                   21,459
   Inventories                                          29,432                                   29,432
                                                      ---------              ---------         ---------
Total Current Assets                                   235,202                      0           235,202

PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment(net)                   83,803                                   83,803

MINING PROPERTIES
   Operational mining properties(net)                  119,436                                  119,436
   Developmental properties                            110,908                                  110,908
                                                      ---------              ---------         ---------
                                                       230,344                                  230,344
OTHER ASSETS
   Notes receivable                                      5,000                                    5,000
   Debt issuance costs, net of
    accumulated amortization                             4,548                                    4,548
   Marketable securities                                18,137                                   18,137
   Investment in unconsolidated
    affiliate                                                        (B)       46,869
                                                                    (B),(C)       413            47,282
   Other                                                 1,487                                    1,487
                                                      ---------              --------          ---------
Total                                                   29,172                 47,282            76,454
                                                      ---------              --------          ---------
                                                      $578,521               $ 47,282          $625,803
                                                      =========              =========         =========


See notes to unaudited Pro Forma Consolidated Financial Statements.

                                                                     UNAUDITED

            COEUR D'ALENE MINES CORPORATION PRO FORMA BALANCE SHEET

                                                                          March 31, 1996
                                                    ----------------------------------------------------
LIABILITIES AND SHAREHOLDERS                         Historical               Pro Forma       Pro Forma
  EQUITY (In thousands)                                Balance      Note     Adjustments       Balances
                                                    -------------  ------  ---------------   -----------
CURRENT LIABILITIES
   Accounts payable - trade                           $  3,434                                 $  3,434
   Accrued liabilities                                   7,207                                    7,207
   Accrued interest                                      3,624       (D)          349             3,973
   Accrued salaries & wages                              3,959                                    3,959
   Cash dividends payable                                3,071                                    3,071
   Current portion of obligations under
    capital leases                                       1,659                                    1,659
                                                      ---------              ---------         ---------
Total Current Liabilities                             $ 22,954                    349          $ 23,303

OTHER LIABILITIES

   Subordinated Convertible bonds
     payable - 6%                                       50,000                                   50,000
   Subordinated Convertible bonds
     payable - 6.375%                                  100,000                                  100,000
   Limited recourse project financing                   24,000                                   24,000
   Bank loan payable                                                 (D)       18,997            18,997
   Deferred taxes                                        1,399       (E)         (270)            1,129
   Other LT Liability                                    9,695                                    9,695
                                                      ---------              ---------         ---------
Total Long Term Liabilities                           $185,094                 18,727          $203,821

SHAREHOLDERS' EQUITY

   Common stock par value $1.00 per
     share - authorized 60,000,000 shares,
     issued 21,524,093 including 1,059,211
     shares held in treasury)                           21,524       (B)        1,420            22,944
   Preferred stock, par value $1.00 per
     share - authorized 10,000,000
     shares, issued 6,588,235                            6,588                                    6,588
   Capital Surplus                                     372,090       (B)       26,452           398,542
   Accumulated deficit                                 (15,756)                   334           (15,422)
   Repurchased and nonvested shares                    (13,244)                                 (13,244)
   Unrealized gains(losses) on
    securities                                            (729)                                    (729)
                                                      ---------              ---------         ---------
Total Stockholders Equity                              370,473                 28,206           398,679
                                                      ---------              ---------         ---------
Total Liabilities & Equity                            $578,521               $ 47,282          $625,803
                                                      =========              =========         =========


See notes to unaudited Pro Forma Consolidated Financial Statements.

                                                                     UNAUDITED

            COEUR D'ALENE MINES CORPORATION STATEMENT OF OPERATIONS


                                                       For the three month period ended March 31, 1996
                                                    ----------------------------------------------------
ASSETS (In thousands)                                Historical               Pro Forma       Pro Forma
                                                       Balance      Note     Adjustments       Balances
                                                    -------------  ------  ---------------   -----------
INCOME
   From mine operations:
     Sale of concentrates
       and dore'                                      $ 22,609                                 $ 22,609
     Less cost of operations                            19,596                                   19,596
                                                      ---------              ---------         ---------
        Gross Profits                                    3,013                                    3,013

OTHER INCOME
   Interest and other                                    1,931                                    1,931
   Income from unconsolidated
    affiliate                                                       (B)           413               413
                                                      ---------              ---------         ---------
Sub-Total                                                1,931                    413             2,344
                                                      ---------              ---------         ---------
Total Income                                             4,944                    413             5,357

EXPENSES
   Administration                                        1,088                                    1,088
   Accounting and legal                                    274                                      274
   General corporate                                     1,650                                    1,650
   Interest                                                684      (D)           349             1,033
   Mining exploration                                    1,039                                    1,039
   Idle facilities
                                                      ---------              ---------         ---------
Total Expenses                                           4,735                    349             5,084
                                                      ---------              ---------         ---------

Net Income from continuing
   operations before income taxes                          209                     64               273
   Provision benefit for income
   taxes                                                   (76)     (E)           270               194
                                                      ---------              ---------         ---------
Net Income                                            $    133               $    334          $    467
                                                      =========              =========         =========


Earnings per Share Data:
Weighted average number of
   shares of Common Stock
   and equivalents used in
   calculation                                          20,502                                   21,922
                                                      =========                                =========

Income from continuing
   operations                                         $    .01                                 $    .02
Income from discontinued
   operations
                                                      ---------                                ---------
Net Income                                            $    .01                                 $    .02
                                                      =========                                =========


      See notes to unaudited Pro Forma Consolidated Financial Statements

                                                                     UNAUDITED

            COEUR D'ALENE MINES CORPORATION STATEMENT OF OPERATIONS


                                                            For the year ended December 31, 1995
                                                    ----------------------------------------------------
ASSETS (In thousands)                                Historical               Pro Forma       Pro Forma
                                                       Balance      Note     Adjustments       Balances
                                                    -------------  ------  ---------------   -----------
INCOME
   From mine operations:
     Sale of concentrates
       and dore'                                      $ 89,239                                 $ 89,239
     Less cost of operations                            72,210                                   72,210
                                                      ---------              ---------         ---------
        Gross Profits                                   17,029                                   17,029

OTHER INCOME
   Interest and other                                    9,504                                    9,504
   Income from unconsolidated
    affiliate                                                       (B)           564               564
                                                      ---------              ---------         ---------
Sub-Total                                                9,504                    564            10,068
                                                      ---------              ---------         ---------
Total Income                                            26,533                    564            27,097

EXPENSES
   Administration                                        3,677                                    3,677
   Accounting and legal                                  1,626                                    1,626
   General corporate                                     6,207                                    6,207
   Interest                                              9,746      (D)         1,395            11,141
   Mining exploration                                    4,854                                    4,854
   Idle facilities                                       1,481                                    1,481
                                                      ---------              ---------         ---------
Total Expenses                                          27,591                  1,395            28,986
                                                      ---------              ---------         ---------

Net Income(Loss) from continuing
   operations before income taxes                       (1,058)                  (831)           (1,889)
(Provision) benefit for income
  taxes                                                   (200)     (E)           468              (268)
                                                      ---------              ---------         ---------
Net Income (Loss) from continuing
   operations                                           (1,258)                  (363)           (1,621)

Income from discontinued
   operations, net of
   applicable taxes                                      2,412                                    2,412
                                                      ---------              ---------         ---------

Net Income(loss)                                      $  1,154               $   (363)         $   (791)
                                                      =========              =========         =========

Earnings per Share Data:
Weighted average number of
   shares of Common Stock
   and equivalents used in
   calculation                                          15,888                                   16,998
                                                      =========                                =========

Income(loss)from continuing
   operations                                         $   (.08)                                $   (.09)
Income from discontinued
   operations                                              .15                                      .14
                                                      ---------                                ---------
Net Income(loss)                                      $    .07                                 $    .05
                                                      =========                                =========


See notes to unaudited Pro Forma Consolidated Financial Statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note A:

The historical balance sheet and income statement information, included in the pro forma financial information preceding these notes, have been adjusted "as if" the transaction, that occurred after the date of this historical information, had occurred at the beginning of the period presented. This pro forma information is intended to help readers understand the impact of the transaction by showing how it might have affected the historical financial statements. The Pro Forma Consolidated Balance Sheet as of March 31, 1996, includes the effects of events that are directly attributable to the acquisition of Gasgoyne. The Pro Forma Consolidated Statements of Operations assume the acquisition had occurred as of the beginning of the period covered and include the effects of events that are directly attributable to the acquisition.

The effective date of closing of the Gasgoyne transaction was April 17, 1996. Coeur's offer to acquire outstanding shares of Gasgoyne from the holders thereof, on a basis of seven shares of Coeur common stock plus A$96 in exchange for each 100 Gasgoyne shares, expired on April 17, 1996.

Note B:

The Company's investment in Gasgoyne is accounted for by the Equity Method. An analysis of this investment as of the beginning of the periods presented, is as follows:


                                                             3/31/96             12/31/95
                                                            ---------           ----------
Investment in Gasgoyne prior to April 17, 1996,
  acquisition transaction                                  $    14,397          $    14,397
Acquisition transaction:
  Cash Paid                                                 15,699,782           15,699,782
  Fair market value of Coeur common stock issued            27,886,297           27,886,297
  Acquisition Costs                                          3,268,494            3,268,494
                                                           ------------         ------------
  Investment in Gasgoyne                                    46,868,970           46,868,970

Equity in Earnings of Gasgoyne for periods
  presented                                                    812,428            1,891,608
Less amortization of the excess of cost of
  the acquisition over the underlying equity
  in the net assets of Gasgoyne                                399,127            1,328,265
                                                           ------------         ------------
Net carrying value of investment                           $47,282,271          $47,432,313
                                                           ============         ============


Average exchange rates used for the three months ended March 31, 1996 is US$.76 and US$.74 for the twelve months ended December 31, 1995.

Coeur has excluded its share of non-recurring expenses of $125,136 and $119,946, respectively, attributed to Gasgoyne's net income related to the costs incurred in connection with the acquisition.

Note C:

The excess cost of the investment over the underlying equity in the net assets of Gasgoyne has been paid based on the potential value of Gasgoyne's mining properties. Coeur is currently amortizing the excess cost by the unit-of-production method. Approximately $399,000 and $1,328,000 was amortized for the periods ended March 31, 1996, and December 31, 1995, respectively.

Note D:

The cash portion of the acquisition costs was financed by a loan facility provided by Rothschild Australia Limited and provides for a maximum of $50 million of borrowings at an annual interest rate equal to LIBOR plus 1.5%. The loan is collateralized by Coeur's shareholding in Gasgoyne. The agreement also contains certain financial covenants pertaining to Coeur. The pro forma's reflect the adjustment for the interest that would have been incurred on this debt for the respective periods presented.


Note E:

Income tax effects on the pro forma income are calculated based on Coeur's tax rate of 36% applicable to Federal and State income taxes adjusted for Coeur's ability to utilize net operating loss carryforwards in 1995. The tax provision is further determined on the basis that Coeur's equity in earnings of Gasgoyne is permanently invested in Australia.